UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.       )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under Rule 14a-12

ATLANTIC UNION BANKSHARES CORPORATION
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
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Atlantic Union Bankshares Corporation
Richmond, Virginia
March [20], 2020
Dear Fellow Shareholders:
You are cordially invited to attend the Annual Meeting of Shareholders of Atlantic Union Bankshares Corporation. The meeting will be held on Tuesday, May 5, 2020 at 10:00 a.m. at The Westin Richmond, which is located at 6631 West Broad Street, Richmond, Virginia. Directions to the meeting site may be found on the back cover of the attached proxy statement.
Shareholders will be asked:
1.
to elect five Class III directors to serve until the 2023 annual meeting of shareholders, or until their mandatory retirement date, whichever date is earlier;

2.
to approve an amendment to the Company’s articles of incorporation to eliminate the classified structure of the Board of Directors and provide for the annual election of directors;

3.
to approve an amendment to the Company’s articles of incorporation to update the provisions regarding indemnification of directors and officers of the Company;

4.
to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020;

5.
to approve, on an advisory (non-binding) basis, the Company’s executive compensation; and

6.
to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

You will find information regarding these matters in the proxy statement.
You may vote your shares by Internet, telephone or regular mail, or in person at the Annual Meeting. On or about March [20], 2020, we mailed our shareholders a notice containing instructions on how to obtain the proxy statement and the 2019 Annual Report to Shareholders on the Internet and how to vote their shares over the Internet. You may read, print and download the proxy statement and 2019 Annual Report to Shareholders at http://www.edocumentview.com/AUB. You may request paper copies of these materials as well by following the instructions on the notice. If you receive a proxy card, it also contains instructions regarding how to vote by Internet, telephone, regular mail or in person at the Annual Meeting.
At the Annual Meeting, we will report to you about the condition and performance of Atlantic Union Bankshares Corporation, its subsidiaries, and affiliates. You will have an opportunity to question management or directors about matters that affect the interests of all shareholders. We hope you will join us at the reception following the meeting.
Your vote is very important. Please take the time to vote now so that your shares are represented at the meeting. We value your continued support and loyalty. Thank you.
Very truly yours,
John C. Asbury
President and Chief Executive Officer

Atlantic Union Bankshares Corporation
1051 East Cary Street, Suite 1200
Richmond, Virginia 23219
NOTICE OF ANNUAL MEETING
The Annual Meeting of Shareholders of Atlantic Union Bankshares Corporation (the “Company”) will be held on Tuesday, May 5, 2020 at 10:00 a.m. at The Westin Richmond, 6631 West Broad Street, Richmond, Virginia, for the following purposes:
1.
to elect five Class III directors to serve until the 2023 annual meeting of shareholders, or until their mandatory retirement date, whichever date is earlier;

2.
to approve an amendment to the Company’s articles of incorporation to eliminate the classified structure of the Board of Directors and provide for the annual election of directors;

3.
to approve an amendment to the Company’s articles of incorporation to update the provisions regarding indemnification of directors and officers of the Company;

4.
to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020;

5.
to approve, on an advisory (non-binding) basis, the Company’s executive compensation; and

6.
to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Information about these matters may be found in the attached proxy statement.
All shareholders of record of the Company’s common stock at the close of business on March 11, 2020 are entitled to notice of and to vote at the meeting and any adjournments thereof.
YOUR VOTE IS IMPORTANT. YOU HAVE A CHOICE OF VOTING BY PROXY CARD, TELEPHONE, OR THE INTERNET. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE INDICATE YOUR VOTE BY SUBMITTING YOUR PROXY.
YOU MAY SUBMIT YOUR PROXY AND VOTE YOUR SHARES:
•
BY EXECUTING AND RETURNING THE PROXY CARD AS DIRECTED ON THE PROXY CARD; OR

•
BY VOTING BY TELEPHONE OR OVER THE INTERNET. TO VOTE BY TELEPHONE, SIMPLY USE THE INSTRUCTIONS ON THE PROXY CARD. TO VOTE BY INTERNET, SIMPLY USE THE INSTRUCTIONS ON THE PROXY CARD OR THE NOTICE OF INTERNET AVAILABILITY RECEIVED IN THE MAIL.

IF YOU DECIDE TO ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

If your shares of the Company’s common stock are held by a broker, bank or other custodian, then that organization is considered the shareholder of record and the shares are considered held in “street name.” The Company provided its proxy materials to the shareholder of record for distribution to you along with their voting instructions. As the beneficial owner of the shares, you have the right to direct the shareholder of record how to vote your shares. Check the information forwarded to you by the shareholder of record to see which voting methods are available to you. If you plan to vote in person at the Annual Meeting and your shares are held by your bank, broker or other shareholder of record, you should contact that organization to obtain a legal proxy or broker’s proxy card and bring it to the meeting as proof of your authority to vote the shares.
By Order of the Board of Directors,
Rachael R. Lape
General Counsel/Corporate Secretary
March [20], 2020

ATLANTIC UNION BANKSHARES CORPORATION
PROXY STATEMENT

ITEM	PAGE
GENERAL	1
PROPOSAL 1 – ELECTION OF FIVE CLASS III DIRECTORS.	4
PROPOSAL 2 – APPROVAL OF AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO ELIMINATE THE CLASSIFIED STRUCTURE OF THE BOARD OF DIRECTORS AND PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS	8
PROPOSAL 3 – APPROVAL OF AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO UPDATE THE PROVISIONS REGARDING INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY	10
PROPOSAL 4 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	11
PROPOSAL 5 – ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION	12
CORPORATE GOVERNANCE, BOARD LEADERSHIP, AND BOARD DIVERSITY	13
DIRECTOR COMPENSATION	22
AUDIT INFORMATION AND REPORT OF THE AUDIT COMMITTEE	25
NAMED EXECUTIVE OFFICERS	28
OWNERSHIP OF COMPANY COMMON STOCK	28
COMPENSATION DISCUSSION AND ANALYSIS	31
Introduction	31
Executive Summary	31
Compensation Philosophy and Objectives	35
Role of Compensation Committee	36
Compensation Consultants	36
Compensation Benchmarking and Decisions	37
Compensation Risk Assessment	37
Elements of Compensation	38
Base Salary	39
Short-Term Incentive Compensation	39
Long-Term Incentive Compensation	43
Executive Agreements	45
Executive Perquisites and Other Benefits	48
Other Benefits and Agreements	48
Executive Compensation in 2020	49
REPORT OF THE COMPENSATION COMMITTEE	50
EXECUTIVE COMPENSATION	51
CEO COMPENSATION PAY RATIO.	56
DISCLOSURE OF CERTAIN LEGAL PROCEEDINGS	57
INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS	57
DELINQUENT SECTION 16(a) REPORTS	58
OTHER MATTERS	58
SHAREHOLDER PROPOSALS	58
ADDITIONAL INFORMATION	58
APPENDIX A	A-1
APPENDIX B	B-1
DIRECTIONS TO THE WESTIN RICHMOND	back cover

i

Atlantic Union Bankshares Corporation
PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 5, 2020
GENERAL
The Board of Directors (the “Board of Directors” or the “Board”) of Atlantic Union Bankshares Corporation (the “Company”) is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2020 Annual Meeting of Shareholders of the Company (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, May 5, 2020 at the time and place set forth in the accompanying notice of annual meeting of shareholders. The proxies also may be voted at any adjournments or postponements of such meeting.
The mailing address of the Company’s principal executive offices is 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219.
This proxy statement is being furnished to shareholders beginning on March [20], 2020. In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, the Company is furnishing this proxy statement over the Internet to its shareholders. Most of the Company’s shareholders will not receive printed copies of this proxy statement; instead, most shareholders will receive the Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 5, 2020 (the “Notice of Internet Availability”), which contains instructions on how to access the proxy materials over the Internet and vote. The Notice of Internet Availability was first mailed to shareholders on March [20], 2020. By furnishing proxy materials over the Internet, the Company is able to reduce the printing and mailing costs of this solicitation and help conserve natural resources. If you receive the Notice of Internet Availability but would still like to receive paper copies of the proxy materials, please follow the instructions on the Notice of Internet Availability. Shareholders may vote over the Internet, by telephone or mail.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 5, 2020

A complete set of proxy materials relating to the Annual Meeting is available on the Internet. These materials, including the notice of annual meeting, proxy statement, proxy card, and the 2019 Annual Report & Form 10-K (the “2019 Annual Report to Shareholders”), may be viewed at: http://www.edocumentview.com/AUB.

Voting and Revocation of Proxies
All properly executed written proxies and all properly completed proxies submitted by telephone or Internet pursuant to this solicitation will be voted in accordance with the directions given in the proxy unless the proxy is revoked prior to the completion of voting at the Annual Meeting. Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has completed and returned a proxy may revoke it by attending the Annual Meeting and voting in person, or by submitting a new, valid proxy bearing a later date, by submitting a new, valid later proxy by telephone or Internet, or by submitting written notice of revocation to the Corporate Secretary addressed to Atlantic Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, in each case prior to the start of the Annual Meeting. Proxies will extend to, and will be voted at, any adjournments or postponements of the Annual Meeting.
If you hold your shares through a bank, broker or other custodian, then that organization is considered the shareholder of record and the shares are considered held in “street name.” The Company provided its proxy materials to the shareholder of record for distribution to you along with their voting instructions. As the beneficial owner of the shares, you have the right to direct the shareholder of record how to vote your shares. Check the information forwarded to you by the shareholder of record to see which voting methods are available to you. If your shares are held through a bank, broker or other shareholder of record and you plan to vote in person at the Annual Meeting, you should contact that organization to obtain a legal proxy or broker’s proxy card and bring it to the meeting as proof of your authority to vote the shares. If your shares are held through a bank, broker or other shareholder of record and you wish to revoke your proxy or change your vote, you should contact that organization.
Voting Rights of Shareholders
Only shareholders of record of the Company’s common stock at the close of business on March 11, 2020 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At the close of business on March 11, 2020, there were [•] shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. A majority of the votes entitled to be cast by the holders of the common stock, represented in person or by proxy, will constitute a quorum for the transaction of business.
Each shareholder of record of the Company’s common stock on the record date will be entitled to one vote for each share registered in his or her name with respect to each matter to be voted upon at the Annual Meeting. Shares for which the shareholder of record has elected to abstain or to withhold the proxies’ authority to vote on a matter, and “broker non-votes,” will count toward a quorum.
Effective December 5, 2019, the Board of Directors approved amended and restated bylaws of the Company implementing a “majority vote” standard in uncontested director elections, beginning with the Annual Meeting. Accordingly, with regard to the election of directors, votes may be cast in favor or against a nominee, or shareholders may abstain from voting. The majority vote standard will apply to the Class III directors nominated for election at the Annual Meeting. If a quorum is present, each of the five nominees for Class III director who receives more votes cast in favor than against at the Annual Meeting, in person or by proxy, will be elected as a director; therefore, abstentions and “broker non-votes” will have no effect on the outcome of the election. If a nominee who is an incumbent director is not elected under this standard, he or she must offer his or her resignation promptly to the Board pursuant to the Company’s Director Resignation Policy, and the Board will then determine whether to accept or reject the offered resignation or whether to take other action. The Company maintains a “plurality vote” standard in contested director elections (i.e., where the number of nominees exceeds the number of directors to be elected).
With regard to the proposals to amend the Company’s articles of incorporation to eliminate the classified structure of the Board of Directors and provide for the annual election of directors, and to update the provisions regarding indemnification of directors and officers of the Company, votes may be cast in favor or against, or shareholders may abstain from voting. Approval of these proposals requires an affirmative vote of a majority of the votes entitled to be cast on the matter. As a result, abstentions and “broker non-votes” will have the same effect as a vote against approval of the proposals.
For all other proposals, votes may be cast in favor or against, or shareholders may abstain from voting. Approval of these other proposals (including the non-binding advisory vote to approve executive compensation and the ratification of the Company’s independent registered public accountant) requires an affirmative vote of a majority of the votes cast on the matter. Although abstentions and “broker non-votes” are counted for purposes of determining the presence or absence of a quorum, they generally do not count as votes cast, and therefore will have no effect on such proposals.
Routine and Non-Routine Proposals
If you own shares that are held in street name, meaning through a broker, bank, or other similar organization, and you do not provide the organization that holds the shares with specific voting instructions then, under applicable rules, the organization that holds the shares may generally vote your shares with respect to “routine” matters but cannot vote your shares on “non-routine” matters. If the organization that holds such shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.”

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020 (Proposal No. 4) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no “broker non-votes” are expected to occur in connection with Proposal No. 4. The election of five Class III directors (Proposal No. 1), the proposal to approve an amendment to the Company’s articles of incorporation to eliminate the classified structure of the Board of Directors and provide for the annual election of directors (Proposal No. 2), the proposal to approve an amendment to the Company’s articles of incorporation to update the provisions regarding indemnification of directors and officers of the Company (Proposal No. 3) and the non-binding advisory vote to approve the Company’s executive compensation (Proposal No. 5) are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on these non-routine matters, and therefore “broker non-votes” may occur in connection with Proposals No. 1, 2, 3 and 5.
Solicitation of Proxies
The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by the Board of Directors by mail and electronic notice and access to the Internet. If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may also be made by mail, telephone, electronic communication or in person by directors, officers and employees of the Company, its subsidiaries or affiliates, none of whom will receive additional compensation for these services. The Company has engaged Regan & Associates, Inc. to assist the Company in the solicitation of proxies for the Annual Meeting for a fee of approximately $18,000 plus expenses.

PROPOSAL 1 — ELECTION OF FIVE CLASS III DIRECTORS
The Company’s Board of Directors is currently divided into three classes (I, II and III).
The terms of office for five Class III directors of the Company, all currently serving as directors, will expire at the Annual Meeting. All such directors have been nominated for election to continue serving as directors in Class III. If elected, each nominee will serve until the 2023 annual meeting of shareholders or his or her mandatory retirement date as established by the Company’s bylaws, whichever date is earlier. Frank Russell Ellett, a Class III nominee for director, was appointed to the Board in August 2019 and was initially recommended to the Nominating and Corporate Governance Committee as a potential director by a non-management member of the Board of Directors.
The Company’s bylaws provide that no director may serve on the Board after the annual meeting following his or her 72nd birthday, other than those directors the Board has determined to be exempt from the mandatory retirement provision. The Board believes a mandatory retirement age of 72 allows valuable, experienced directors with deep knowledge of the operations of the Company and a thorough understanding of the Company’s history, policies and objectives to serve without unnecessary early retirement, thereby allowing the Company to be more competitive. Tayloe Murphy, Jr., a Class II director, is the only director exempt from such provision.
Gregory L. Fisher, a Class III nominee for director, will reach age 72 before the 2023 annual meeting of shareholders. In accordance with the Company’s bylaws, Mr. Fisher, if elected, will serve until the 2022 annual meeting of shareholders, his mandatory retirement date.
Unless otherwise indicated, a submitted proxy will be voted for the election of all of the nominees for Class III director. If for any reason any nominee for Class III director should become unavailable to serve, an event which management does not anticipate, proxies will be voted for such other person(s) as the Board of Directors may designate.
Each of the five nominees for Class III director receiving more in favor than against votes cast, in person or by proxy, at the Annual Meeting will be elected. If any of the nominees for Class III director is not elected to the Board of Directors, he or she must offer his or her resignation promptly to the Board pursuant to the Company’s Director Resignation Policy, and the Board will then determine whether to accept or reject the offered resignation, or whether to take other action.
Members of the Board of Directors are expected to have the appropriate skills and characteristics necessary to function in the Company’s current operating environment and contribute to its future direction and strategies. These may include, for example, financial, operational, management, risk management, technological, legal and other relevant skills, as well as varying experience, age, perspective, residence, and background.
The Board of Directors believes that each nominee’s qualifications, credentials and business experience, set forth below, provide the reasons why he or she should continue to serve as a director of the Company.
Class III Nominees for Directors (Nominated to serve until the 2023 annual meeting of shareholders or the director’s mandatory retirement date, whichever date is earlier):
Frank Russell Ellett, 53, Roanoke, Virginia; President of Excel Truck Group, a dealer and distributor for Freightliner and Mack trucks and Wabash National trailers with offices in Virginia, North Carolina and South Carolina since 2010; Norfolk Southern Corporation (“Norfolk Southern”) in a variety of roles from 1993 to 1997; Supply Corps officer in the United States Navy from 1989 to 1991; past Chairman of the Business Council of the Roanoke/Blacksburg Region; board member of the Virginia Automobile Dealers Association, Virginia and South Carolina Trucking Associations; member of the Virginia Western Community College Foundation Board and the North Cross School Board of Trustees; received his B.A. in English from the University of Virginia and his M.B.A. from the Darden School of Business at the University of Virginia. Mr. Ellett joined the Company’s Board of Directors in 2019.
Gregory L. Fisher, 70, Madison, Virginia; former President and Owner of Eddins Ford, Inc., an automobile dealership; served on the Virginia Student Aid Foundation Board of the University of Virginia; served multiple three-year terms on the Washington Area Ford Dealer Advertising Fund Board; former member of the Board of Directors of StellarOne Bank; received a certification in business from the Jefferson Professional Institute. Mr. Fisher joined the Company’s Board of Directors in 2014.
Patrick J. McCann, 63, Charlottesville, Virginia; Chief Financial Officer of University of Virginia Foundation since 2009; Senior Finance Executive for Bank of America-Florida Division from 1998 to 2000; Corporate Director of Finance from 1996 to 1998 and Corporate Controller and Chief Accounting Officer from 1992 to 1996 of Barnett Banks, Inc.; qualifies as an audit committee financial expert under SEC regulations; received his B.S. degree in accounting from Florida State University. Mr. McCann joined the Company’s Board of Directors in 2004.
Alan W. Myers, 69, Culpeper, Virginia; retired; former Senior Vice President for Omni Services, Inc., a holding company for several subsidiaries, including companies engaged in textile rental, restroom services, first aid supply distribution, and catalog sales of work garments, with 55 locations in 22 states; former member of the Board of Directors of StellarOne Bank; former Chairman of the Board of Directors of a legacy StellarOne bank; also served as a member of the Board of Directors of the Company’s affiliate, Union Mortgage Group, Inc. until October 2018; received his B.A. degree in political science from Virginia Polytechnic Institute and State University (“Virginia Tech”). Mr. Myers joined the Company’s Board of Directors in 2014.
Linda V. Schreiner, 60, Richmond, Virginia; Senior Vice President of Markel Corporation, a financial holding company with specialty insurance and reinsurance and ventures businesses since 2016; Senior Vice President of MeadWestvaco, a global packaging company, from 2000 to 2016; member of the Darden School of Business Corporate Advisory Board at the University of Virginia from 2014 to 2017; Chair of the Board of Directors of Virginia War Memorial Foundation since January 2020 and member of that Board since 2009; past President of ChildSavers Board of Directors from 2014 to 2016 and member of that Board since 2008; member of the Executive Committee of Venture Richmond from 2006 to 2014; Vice Chairman of the Board of Directors for the Virginia Commonwealth University (“VCU”) Rice Center until 2012 and member of that Board from 2008 to 2016; Senior Manager, Strategy Consulting of Arthur D. Little, Inc. from 1997 to 1999; Vice President of Signet Banking Corporation from 1988 to 1997; received her B.A. degree from the University of Georgia and Masters of Education from the University of Vermont. Ms. Schreiner joined the Company’s Board of Directors in 2012.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
ELECTIONS OF THE NOMINEES FOR CLASS III DIRECTOR SET FORTH ABOVE.
Information About Directors Whose Terms Do Not Expire This Year
Class I Directors
Class I directors are elected to serve until the 2021 annual meeting of shareholders or the director’s mandatory retirement date, whichever date is earlier.
Beverley E. Dalton, 71, Altavista, Virginia; Owner of W.C. English, Inc., a diversified heavy construction services provider in the Mid-Atlantic region; member of the Town Council of Altavista, Virginia; member of the Board of Trustees of Lynchburg College; member of the Board of Visitors of Virginia Tech from 2004 to 2012; former member of the Board of Directors of StellarOne Bank; received her B.A. degree in Education from the University of Richmond. Ms. Dalton joined the Company’s Board of Directors in 2014.
Thomas P. Rohman, 65, Midlothian, Virginia; Partner at McGuireWoods, LLP, a global law firm with more than 900 lawyers and 19 offices worldwide; former Adjunct Professor at the T. C. Williams School of Law at the University of Richmond; member of the Boards of Carpenter Co., Estes Express Lines and Lansing Building Products, Inc., each a private company; member of the Board of Directors of Feed More, Inc. (Central Virginia Food Bank, Meals on Wheels, and the Community Kitchen); received his undergraduate degree from the University of Notre Dame, his law degree from Michigan State University College of Law, and his LL.M. (Taxation) from the New York University School of Law. Mr. Rohman joined the Company’s Board of Directors in 2013.

Thomas G. Snead, Jr., 66, Richmond, Virginia; retired; formerly President and Chief Executive Officer of Wellpoint Inc., Southeast Region, a managed care and health insurance company from December 2004 through January 2006; President of Anthem Southeast, a subsidiary of Anthem, Inc. from July 2002 to December 2004; Chairman and Chief Executive Officer of Trigon Healthcare, Inc. (“Trigon”), a managed healthcare company from April 2000 through July 2002; served in other various positions for Trigon, including President and Chief Executive Officer, President and Chief Operating Officer, Senior Vice President and Chief Financial Officer, and as a director of Trigon; served on the board of directors of LandAmerica Financial Group Inc. and its executive, executive compensation, corporate governance and audit committees, the last of which he served as chairman; currently serves on the boards of directors of Tredegar Corporation, where he serves on the audit committee as chairman, CSA Medical, Inc., a privately-held medical device company, , and several community organizations, including the Virginia Historical Society and the VCU of Business Foundation; served as a director of Xenith Bankshares, Inc. (“Xenith”) from July 2016 until the Company’s acquisition of Xenith in 2018 (the “Xenith Merger”); served as the Chairman of the Board of Xenith prior to its merger with Hampton Roads Bankshares, Inc. (“Legacy Xenith”) and had served as a director of Legacy Xenith since May 1, 2013; received his B.S. degree in Accounting from VCU. Mr. Snead was appointed to the Company’s Board of Directors in January 2018 in connection with the Xenith Merger.
Ronald L. Tillett, 64, Midlothian, Virginia; Managing Director and Head, Mid-Atlantic Public Finance at Raymond James & Associates, Inc. since 2001; State Treasurer of the Commonwealth of Virginia from 1991 to 1996; Secretary of Finance of the Commonwealth of Virginia from 1996 to 2001; member of the Christopher Newport University Foundation since 2016; member of the Governor’s Advisory Council on Revenue Estimates since 2018; member of the Commonwealth Debt Capacity Advisory Committee since 2010; member of the Board of Trustees of National Institute of Public Finance, Pepperdine University since 2014; holds FINRA Series 7, 50, 52, 53, 54, 63, 79, 99 securities licenses and the SEC Securities Industry Examination; received his B.S. degree from VCU. Mr. Tillett joined the Company’s Board of Directors in 2003.
Keith L. Wampler, 62, Fredericksburg, Virginia; Partner at PBMares, LLP, a regional certified public accounting firm with ten offices in Virginia and Maryland; Chairman of the firm’s Board of Directors and Service Line Leader for the firm’s consulting practices; founding member of the Community Foundation of the Rappahannock River Region; former member of the Board of Directors of StellarOne Bank; received his B.S. degree from Bridgewater College. Mr. Wampler joined the Company’s Board of Directors in 2014.
F. Blair Wimbush, 64, Virginia Beach, Virginia; retired; former Chief Real Estate and Corporate Sustainability Officer of Norfolk Southern from November 2007 to May 2015; Vice President-Real Estate from 2004 to 2007 and Senior General Counsel, General Counsel-Operations and various legal positions from 1980 to 2004 of Norfolk Southern; Chairman of the Board at the University of Virginia Law School Foundation, Commissioner and Vice Chairman of the Virginia Port Authority and Vice Chairman at Children’s Hospital of the King’s Daughters; received a B.A. in political science from the University of Rochester, and a J.D. from the University of Virginia School of Law; attended the Norfolk Southern Management Development program, Duke University Fuqua School of Business and completed the Advanced Management Program at the Harvard Business School. Mr. Wimbush joined the Company’s Board of Directors in 2018.
Class II Directors
Class II directors are elected to serve until the 2022 annual meeting of shareholders or the director’s mandatory retirement date, whichever date is earlier.
John C. Asbury, 54, Richmond, Virginia; Chief Executive Officer (sometimes referred to as “CEO”) of the Company since January 2017 and President since October 2016; Chief Executive Officer of Atlantic Union Bank (“Atlantic Union Bank” or the “Bank”), the Company’s wholly owned bank subsidiary, since October 2016 and President of the Bank from October 2016 until September 2017 and May to September 2018; President and Chief Executive Officer of First National Bank of Santa Fe from February 2015 until August 2016; Senior Executive Vice President and Head of the Business Services Group at Regions Bank from May 2010 until July 2014, after joining Regions Bank in March 2008 as Business Banking Division

Executive; Senior Vice President at Bank of America in a variety of roles; received his B.S. degree in Business from Virginia Tech and his M.B.A. from The College of William & Mary. Mr. Asbury joined the Company’s Board of Directors in 2016.
Michael W. Clarke, 58, Vienna, Virginia; providing consulting services as Senior Portfolio Advisor at FJ Capital Management LLC since December 2019; principal organizer and CEO of Access National Corporation (together with its subsidiaries, “Access”) from 1999 until the Company’s merger with Access on February 1, 2019 (the “Access Merger”); Chief Credit Officer of Patriot National Bank from its inception in 1990 until its merger with United Bank in 1997 and continued in the same capacity until 1999; served in various retail, lending and credit positions with United Virginia Bank and United Jersey Bank from 1983 until 1990; currently a director of the Business Finance Group, Inc., an SBA certified development company; member of the board of the Virginia Tech Foundation from 2009 to 2015; received his B.S. degree in finance from Virginia Tech. Mr. Clarke was appointed to the Company’s Board of Directors in February 2019 in connection with the Access Merger.
Patrick E. Corbin, 65, Chesapeake, Virginia; Managing Shareholder of Corbin & Company, P.C. since 1983 and CPA since 1979; a member of professional organizations including the American Institute of Certified Public Accountants, the Virginia Society of Certified Public Accountants, and the Tidewater Chapter of the Virginia Society of Certified Public Accountants; director and past chairman of the Chesapeake Alliance; designated as “Super CPA” by Virginia Business magazine in the fields of litigation support and business valuation for the years 2002- 2012; served as Chairman of the Board of Directors of Xenith and was a director of Xenith from 2009 until the Xenith Merger; qualifies as an audit committee financial expert under SEC regulations; received his B.S. degree in Accounting from Virginia Tech. Mr. Corbin was appointed to the Company’s Board of Directors in January 2018 in connection with the Xenith Merger.
Daniel I. Hansen, 63, Fredericksburg, Virginia; former Corporate Vice President and Corporate Secretary of DeJarnette & Beale, Inc., Bowling Green, Virginia, an independent insurance agency, for 37 years, until the sale of the business in November 2015; Chairman of the Board of Directors of Union Bank and Trust Company from 2003 to 2007; first elected to the Board of Directors of Union Bank and Trust Company in 1987; also served as a member of the Board of Directors of the Company’s affiliate, Union Mortgage Group, Inc. until October 2018; Treasurer and member of the Board of the Community Foundation of the Rappahannock River Region; received his B.S. degree from Virginia Tech. Mr. Hansen joined the Company’s Board of Directors in 2007.
Jan S. Hoover, 63, Fishersville, Virginia; President of Arehart Associates, Ltd., an accounting services and financial consulting company; more than 40 years of experience providing auditing, accounting, income taxation, and consulting services; qualifies as an audit committee financial expert under SEC regulations; former member of the Board of Directors of StellarOne Bank; received her B.S. degree from the University of Virginia. Ms. Hoover joined the Company’s Board of Directors in 2014.
W. Tayloe Murphy, Jr., 87, Warsaw, Virginia; Attorney; Secretary of Natural Resources of the Commonwealth of Virginia from 2002 to 2006; Delegate of the Virginia General Assembly from 1982 to 2000; first elected to the Board of Directors of Northern Neck State Bank in 1966; Honorary Trustee of The Menokin Foundation, the Garden Club of Virginia and the Alliance for The Chesapeake Bay; received the 2019 Outstanding Virginians Award created by the General Assembly of Virginia; received his B.A. degree from Hampden-Sydney College and his law degree from the University of Virginia. Mr. Murphy joined the Company’s Board of Directors at its inception in 1993.
Retiring Directors
L. Bradford Armstrong reached the mandatory retirement age applicable to directors as established by the Company’s bylaws in 2019. Accordingly, Mr. Armstrong will retire from the Company’s Board of Directors effective at the Annual Meeting. Mr. Armstrong has served as a director of the Company since 2010.

PROPOSAL 2 — APPROVAL OF AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO ELIMINATE THE CLASSIFIED STRUCTURE OF THE BOARD OF DIRECTORS AND PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS
The Company is asking shareholders to approve an amendment to the Company’s articles of incorporation to eliminate the classified structure of the Board and provide for the annual election of directors, the full text of which is attached as Appendix A to this proxy statement (the “Declassification Amendment”). On December 5, 2019, the Board unanimously approved, upon the recommendation of the Nominating and Corporate Governance Committee, the Declassification Amendment. The Board believes that the Declassification Amendment is advisable and in the best interests of the Company and our shareholders and recommends that the Company’s shareholders approve the Declassification Amendment.
Currently, the Company’s articles of incorporation provide that the Board be divided into three classes, with members of each class of directors serving a three-year term. The classification of the Board results in staggered elections, with a different class of directors standing for election every third year. Historically, the Board determined that a classified Board structure was advantageous as it promoted increased director independence, continuity and stability, and reduced the Company’s vulnerability to coercive takeover tactics and special interest groups that may not be acting in the best interests of all shareholders. While the Board continues to believe that these are important benefits, the Board also understands that the corporate governance best practices in recent years have moved away from classified boards in favor of electing all directors annually.
During 2019, as part of its regular review of the Company’s corporate governance policies and practices, the Nominating and Corporate Governance Committee conducted a full review regarding the potential declassification of the Board and moving to annual elections of all directors. Following the completion of that review, the Nominating and Corporate Governance Committee recommended to the Board that a proposal to declassify the Board be submitted to shareholders at the next annual meeting. In considering whether declassification of the Board was advisable, the Nominating and Corporate Governance Committee evaluated the advantages and disadvantages of maintaining a classified board structure, and determined that implementing annual elections of directors would be in the best interests of the Company and our shareholders because it provides shareholders an annual opportunity to express their satisfaction or dissatisfaction with the action of the Board. The Nominating and Corporate Governance Committee believes that the Declassification Amendment will provide more accountability to our shareholders and promote stronger corporate governance.
The Declassification Amendment will not affect the existing terms of our directors, and the directors who are elected at the Annual Meeting will still be elected for three-year terms, even if the Declassification Amendment is approved by the shareholders. If the Declassification Amendment is approved by the shareholders, the declassification of the Board will be phased in commencing with the 2021 annual meeting of shareholders, and will result in the Board being fully declassified (and all Board members standing for annual elections) commencing with the 2023 annual meeting of shareholders.
The table below summarizes the implementation of the declassification of the Board pursuant to the proposed Declassification Amendment:
Annual Meeting Year	Length of Term for Directors Elected	Year that Term Would Expire
2020 – Class III Directors	Three Years	2023
2021 – Class I Directors	One Year	2022
2022 – Class I and Class II Directors	One Year	2023
2023 and thereafter – All Directors (No Classes)	One Year	One Year Later
If a vacancy occurs prior to the Board being fully declassified, the new Board member will be appointed to fill the remaining portion of the term of the individual who has departed the Board.
If the Declassification Amendment is approved by the shareholders at the Annual Meeting, the Company expects to deliver, as soon as reasonably practicable, to the State Corporation Commission of the

Commonwealth of Virginia (the “State Corporation Commission”) articles of amendment reflecting such approval. Although the Company intends to file the Declassification Amendment with the State Corporation Commission as soon as reasonably practicable after the amendment is approved by the shareholders, the Board reserves the right to delay or abandon the amendment at its discretion.
The Declassification Amendment requires an affirmative vote of a majority of the votes entitled to be cast on the matter.
If you fail to vote, your failure to vote will have the same effect as a vote against approval of the amendment. If you are a shareholder and you respond with an “abstain” vote, your proxy will have the same effect as a vote against approval of the amendment. If you do not hold your shares in street name and respond but do not indicate how you want to vote on the amendment proposal, your proxy will be counted as a vote in favor of the proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO ELIMINATE THE CLASSIFIED STRUCTURE OF THE BOARD AND PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS.

PROPOSAL 3 — APPROVAL OF AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO UPDATE THE PROVISIONS REGARDING INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY
The Company is asking shareholders to approve an amendment to the Company’s articles of incorporation to update the provisions regarding indemnification of directors and officers of the Company, the full text of which is attached as Appendix B to this proxy statement (the “Indemnification Amendment”).
On December 5, 2019, the Board unanimously approved, upon the recommendation of the Nominating and Corporate Governance Committee, the Indemnification Amendment. The Board believes that the Indemnification Amendment is advisable and in the best interests of the Company and its shareholders and recommends that the Company’s shareholders approve the Indemnification Amendment.
The Virginia Stock Corporation Act (the “VSCA”) mandates that a Virginia corporation indemnify a director who is successful in the defense of any threatened, pending or completed legal proceeding (a “legal action”) to which the director is a party as a result of serving as a director of the corporation. The VSCA further permits a Virginia corporation to indemnify its directors and officers against legal actions and advance expenses associated with such legal actions, except that under the VSCA, no indemnification may be made or expenses advanced for: (i) willful misconduct or (ii) a knowing violation of criminal law.
The Company’s current articles of incorporation already provide mandatory indemnification to directors and officers to the full extent permitted by the VSCA. The Indemnification Amendment updates the Company’s current articles of incorporation to clarify certain standards for providing indemnification and to establish a clear process for authorizing indemnification and determining that the recipient has met the required standard of conduct. The Indemnification Amendment also provides for mandatory advancement of expenses to any director or officer that is subject to certain legal actions, subject to the recipient delivering a signed undertaking to repay any funds advanced if it is determined that such person was not entitled to indemnification or advancement of expenses, and establishes a process for authorizing such advancement. The Indemnification Amendment implements other procedural changes for administering requests for indemnification or advancement of expenses, and also reflects certain changes that have been made to the VSCA subsequent to the Company’s adoption of the current indemnification provisions of the Company’s articles of incorporation.
The Board believes that the Company’s articles of incorporation, as updated by the Indemnification Amendment, will provide indemnification and advancement of expenses to the Company’s directors and officers consistent with market standards for publicly-traded companies. The Board further believes that offering such indemnification and advancement of expenses is necessary in order to continue to attract and retain the services of knowledgeable and experienced persons as directors and officers who, through their efforts and expertise, can make significant contributions to the Company’s success. The Company is not aware of any pending or threatened claim, suit or proceeding involving any of our officers or directors to which the Indemnification Amendment would apply.
If the Indemnification Amendment is approved by the shareholders at the Annual Meeting, the Company expects to deliver, as soon as reasonably practicable, to the State Corporation Commission articles of amendment or restatement reflecting such approval. Although the Company intends to file the amendment with the State Corporation Commission as soon as reasonably practicable after the amendment is approved by shareholders, the Board reserves the right to delay or abandon the amendment at its discretion.
The Indemnification Amendment requires an affirmative vote of a majority of the votes entitled to be cast on the matter.
If you fail to vote, your failure to vote will have the same effect as a vote against approval of the amendment. If you are a shareholder and you respond with an “abstain” vote, your proxy will have the same effect as a vote against approval of the amendment. If you do not hold your shares in street name and respond but do not indicate how you want to vote on the amendment proposal, your proxy will be counted as a vote in favor of the proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO UPDATE THE PROVISIONS REGARDING INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY.

PROPOSAL 4 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm. The Audit Committee engages in an annual evaluation of the independent registered public accounting firm’s qualifications, assessing a wide variety of factors. The Audit Committee also considers whether there should be periodic rotation of the independent registered public accounting firm.
After assessing the performance and independence of Ernst & Young LLP (“EY”), the Company’s current independent registered public accounting firm, the Audit Committee believes it is in the best interests of the Company and its shareholders to retain EY. The Audit Committee has appointed EY as the independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2020. The Audit Committee seeks shareholder ratification of this appointment. EY has served as the Company’s independent registered public accounting firm since 2015.
A representative from EY is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.
A majority of the votes cast, in person or by proxy, at the Annual Meeting, is required for the ratification of the appointment of the independent registered public accounting firm.
Should the shareholders not ratify the appointment of EY, it is contemplated that the appointment of EY will be permitted to stand unless the Audit Committee finds other compelling reasons for making a change. Disapproval by the shareholders will be taken into consideration for the selection of the independent registered public accounting firm for the following year.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

PROPOSAL 5 — ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
Schedule 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires a separate and advisory (non-binding) shareholder vote to approve the compensation of the named executive officers disclosed in this proxy statement. This proposal, commonly known as a “say on pay” proposal, gives shareholders the opportunity to endorse or not endorse a company’s executive pay program. At the Company’s 2017 annual meeting of shareholders, the shareholders voted in favor of having an advisory (non-binding) vote on the Company’s executive compensation every year, as recommended by the Company’s Board of Directors. Accordingly, shareholders are hereby given the opportunity to cast an advisory vote on the Company’s executive compensation as disclosed in this proxy statement under the heading “Compensation Discussion and Analysis,” the tabular disclosure regarding named executive officer compensation, and the related material. Shareholders of the Company are being asked to approve the following resolution:
“RESOLVED, that the shareholders of Atlantic Union Bankshares Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the tabular disclosure regarding named executive officer compensation, and the accompanying narrative disclosure in this proxy statement.”
This vote is an advisory vote only. Approval of the proposed resolution requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting.
The Company believes its compensation policies and procedures are strongly aligned with the long-term interests of its shareholders. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee of the Board of Directors will take into account the outcome of the vote when considering future executive compensation decisions. The next “say on pay” vote is expected to take place at the 2021 annual meeting of shareholders.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
APPROVAL OF THE “SAY ON PAY” RESOLUTION SET FORTH ABOVE.

CORPORATE GOVERNANCE, BOARD LEADERSHIP, AND BOARD DIVERSITY
Corporate Governance Guidelines
The Company’s Corporate Governance Guidelines and other corporate governance materials are published on the Company’s website under “Governance Documents” at https://investors.atlanticunionbank.com/govdocs. The Corporate Governance Guidelines address, among other topics, director selection, director qualifications and responsibilities, director compensation, the mix of management directors and independent directors, director continuing education, self-assessments by the Board of Directors of its performance, director investment in the Company’s common stock, Board committees, succession planning and risk oversight. The Board of Directors regularly reviews corporate governance developments and may modify these guidelines as warranted. Any modifications will be reflected in the Corporate Governance Guidelines on the Company’s website.
Codes of Ethics
The Company’s Code of Business Conduct and Ethics (the “Code of Ethics”) promotes honest and ethical conduct within the Company and applies to the Company’s directors, officers, and employees. The Code of Ethics requires that individuals avoid conflicts of interest, comply with all laws, rules and regulations, and conduct business in an honest and ethical manner. In addition, the Code of Ethics requires individuals to report immediately any violation or suspected violation of the Code of Ethics and provides a confidential, retaliation-free reporting mechanism.
The Company also maintains a Code of Ethics for Senior Financial Officers and Directors (the “SFO Code”) that applies to the Company’s directors, chief executive officer, chief financial officer, president, corporate controller, director of accounting operations, director of SOX and accounting policy, financial reporting manager, financial reporting analyst, head of corporate development and strategy, director of financial planning and analysis, chief audit executive and treasurer. The SFO Code supplements the Code of Ethics and is intended to promote honest and ethical conduct, proper disclosure of financial information and compliance with applicable laws, rules and regulations by individuals with financial responsibilities in the Company.
The Company makes the most current versions of the Code of Ethics and the SFO Code available to all employees and requires all employees to adhere to them.
The Code of Ethics and the SFO Code are available on the Company’s website under “Governance Documents” at http://investors.atlantictunionbank.com/govdocs.
Board of Directors Meetings and Attendance
Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of the director’s duties and to attend all regularly scheduled Board of Directors, committee, and shareholder meetings.
There were eight regular meetings and three special meetings of the Board of Directors in 2019. Each director attended 75% or more of the aggregate number of meetings of  (i) the Board of Directors held during the period in which he or she was a director in 2019; and (ii) the committees of the Board of Directors of which he or she was a member in 2019. Fees were paid to the non-employee directors in accordance with the Company’s director compensation schedule. Please see the section of this proxy statement titled “Director Compensation” for additional information regarding compensation of directors.
The Company’s Corporate Governance Guidelines state that directors are expected to attend the Annual Meeting. Of the 19 directors who were serving at the time of the 2019 annual meeting of shareholders, all attended that meeting.
Director Independence
Pursuant to the Company’s Corporate Governance Guidelines, the Board of Directors conducts a review of director independence annually with the assistance of the Nominating and Corporate Governance

Committee. Each current director and each director who served during 2019, other than Mr. Asbury, has been determined by the Board of Directors to be an “independent director” as such term is defined in Rule 5605(a)(2) of the Marketplace Rules of NASDAQ. In conjunction with this determination, the Board considered the Company’s relationship with Mr. Clarke, who entered into a consulting agreement with the Company on February 1, 2019. In making the determination of independence, the Board of Directors has concluded that none of these “independent directors,” including Mr. Clarke, has a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Board Leadership Structure
The Board considers its structure and leadership annually. Although the Board does not have a policy on the matter, to date, the Company has chosen not to combine the positions of CEO and Chairman of the Board. The Chairman of the Board of Directors is a non-management director and the Chairman and Vice Chairman are elected annually by the other members of the Board. The Company believes that its leadership structure is appropriate because it fosters a certain degree of control and balanced oversight of the management of the Board’s functions and decision-making processes, while at the same time allowing the CEO to focus on the day-to-day leadership and operations of the Company.
The CEO makes frequent reports to the Board of Directors, often at the suggestion of the Chairman or other directors, and answers questions posed by directors. The Company’s executive leadership, including the President of the Bank, the Company’s wholly-owned bank subsidiary, as well as other line of business leaders, also regularly meet with the directors to discuss the Bank’s performance and answer questions posed by directors. The CEO engages in detailed discussions with the Board of Directors regarding the reasons for recommendations of the Company’s executive leadership.
All of the members of the Board of Directors of the Company also serve as members of the Board of Directors of Atlantic Union Bank.
Role of the Board in the Oversight of Risk
The Company’s Board of Directors recognizes that it plays a critical role in the oversight of risk. As a financial institution, the very nature of the Company’s business involves the oversight of the Company’s management of financial, operational, information technology (including cyber risk), credit, market, capital, liquidity, reputation, strategic, legal, compliance, model and other risks. Because the Company is entrusted with the safeguarding of sensitive information as a financial institution, the Board of Directors believes that a strong enterprise cyber strategy is vital to effective cyber risk management. Accordingly, the Board is actively engaged in the oversight of the Company’s cyber risk profile, enterprise cyber strategy and key cyber initiatives.
The Risk Committee of the Board of Directors is responsible for assisting the Board in its oversight of these risks and for overseeing the Company’s enterprise risk management framework. Although risk management is primarily the responsibility of the Company’s management, the Risk Committee actively engages with management to establish risk management principles and to determine risk appetite. In a reflection of the importance that the Board of Directors places on risk oversight, the Chief Risk Officer, who implements the Company’s risk management framework, is an executive officer who reports to the CEO. The Risk Committee meets with the Chief Risk Officer and other members of management regularly to discuss major risk exposures. Minutes and reports of Risk Committee meetings are reviewed by the Board.
In addition to the efforts of the Risk Committee, other committees of the Board of Directors consider risk within their areas of responsibility. The Audit Committee has responsibility for oversight of risks associated with financial accounting and reporting, including the system of internal control. This oversight includes reviewing and discussing with management the Company’s major financial risk exposures and the procedures utilized by management to monitor and control such exposure. The Compensation Committee oversees risks relating to the Company’s compensation plans and programs. The Trust Committee coordinates with the Risk Committee with respect to oversight of risks relating to the Company’s trust and fiduciary activities.

The Company believes that its risk oversight structure provides a critical link to providing an effective risk management program. The Board of Directors and the management team are committed to continuous strengthening of the Company’s risk management practices.
Board Committees
The Board of Directors has a standing Executive Committee, Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Risk Committee. Additionally, the Board of Directors has a Trust Committee. Brief summaries of these committees follow.
Executive Committee.   The Executive Committee, which is subject to the supervision and control of the Board of Directors, has been delegated substantially all of the powers of the Board of Directors to act between meetings of the Board of Directors, except for certain matters reserved to the Board of Directors by law. The Chairman of the Board of Directors serves as the Chairman of the Executive Committee in accordance with the Executive Committee Charter. The Executive Committee also has a Vice Chairman. As Chairman of the Executive Committee, the Board Chairman confers with Mr. Asbury, the Company’s CEO, to identify issues that require either the involvement of the Executive Committee or the full Board of Directors during interim periods between regularly scheduled Board of Directors meetings. Other than Mr. Asbury, the current members of the Executive Committee are, and the members who served on the Executive Committee during 2019 were, “independent directors” as defined by applicable NASDAQ rules. There were two meetings of the Executive Committee in 2019; fees were paid to the non-employee directors who attended these meetings in accordance with the Company’s director compensation fee schedule, which is summarized in this proxy statement in the section titled “Director Compensation.” The Executive Committee is governed by a written charter approved by the Board of Directors. The Executive Committee’s charter is on the Company’s website under “Governance Documents” at: http://investors.atlanticunionbank.com/govdocs.
Audit Committee.   The Audit Committee oversees the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. In that regard, the Audit Committee assists the Board of Directors in monitoring (1) the integrity of the financial statements of the Company, (2) the independent registered public accounting firm’s qualifications and independence, (3) the performance of the Company’s internal audit function and the independent registered public accounting firm, and (4) the compliance by the Company with certain legal and regulatory requirements. The current members of the Audit Committee are, and the members who served on the Audit Committee during 2019 were, “independent directors” as defined by applicable NASDAQ and SEC rules. Mr. Corbin, Ms. Hoover and Mr. McCann each qualify as an audit committee financial expert as defined by SEC regulations. All Audit Committee members have significant financial experience in accordance with applicable NASDAQ rules. The Audit Committee met seven times in 2019; fees were paid to the director attendees in accordance with the Company’s director compensation fee schedule, which is summarized in this proxy statement in the section titled “Director Compensation.” The Audit Committee is governed by a written charter approved by the Board of Directors. The Audit Committee’s charter is on the Company’s website under “Governance Documents” at: http://investors.atlanticunionbank.com/govdocs.
Compensation Committee.   The Compensation Committee reviews and recommends the compensation to be paid to the CEO and the other executive officers of the Company, including the Company’s named executive officers disclosed in the proxy statement. In addition, the Compensation Committee establishes the Company’s overall executive compensation policy and oversees compliance with compensation-related legal and regulatory requirements applicable to the Company. The Compensation Committee also reviews, recommends to the Board, and administers the Company’s incentive and other compensation plans, including, as the Compensation Committee deems appropriate, identifying whether the plans appropriately balance risk and financial results in a manner that does not encourage imprudent risk. The current members of the Compensation Committee are, and the members who served on the Compensation Committee during 2019 were, “independent directors” as defined by applicable NASDAQ rules. The Compensation Committee met eight times in 2019; fees were paid to the director attendees in accordance with the Company’s director compensation fee schedule, which is summarized in this proxy statement in the section titled “Director Compensation.” The Compensation Committee is governed by a written charter approved by the Board of Directors. The Compensation Committee’s charter is on the Company’s website under “Governance Documents” at: http://investors.atlanticunionbank.com/govdocs.

Nominating and Corporate Governance Committee.   The primary purpose of the Nominating and Corporate Governance Committee is to identify and recommend individuals as nominees for election or re-election to the Board of Directors of the Company and its committees. The Nominating and Corporate Governance Committee identifies potential director nominees and reviews each nominee’s experience and background; monitors the composition of the Board of Directors to ensure that it has the appropriate experience, skill sets and diversity; reviews the qualifications and performance of each director scheduled for possible re-nomination to the Board and makes recommendations to the Board regarding their re-nomination; develops and recommends to the Board of Directors a process for the periodic evaluation of the Board of Directors and its committees; assists the Board of Directors in assessing director independence; and provides guidance to the Board of Directors on a broad range of corporate governance issues. The current members of the Nominating and Corporate Governance Committee are, and the members who served on the Nominating and Corporate Governance Committee during 2019 were, “independent directors” as defined by applicable NASDAQ rules. The Nominating and Corporate Governance Committee met eight times in 2019; fees were paid to the director attendees in accordance with the Company’s director compensation fee schedule, which is summarized in this proxy statement in the section titled “Director Compensation.” The Nominating and Corporate Governance Committee is governed by a written charter approved by the Board of Directors. The Nominating and Corporate Governance Committee’s charter is on the Company’s website under “Governance Documents” at: http://investors.atlanticunionbank.com/govdocs.
Risk Committee.   The Risk Committee assists the Board of Directors in the Board’s oversight of the Company’s management of financial, operational, information technology (including cyber risk), credit, market, capital, liquidity, reputation, strategic, legal, compliance, model and other risks. The Risk Committee also oversees the Company’s enterprise risk management framework. The Risk Committee is governed by a written charter approved by the Board of Directors. The Risk Committee charter provides that no less than two-thirds of the Risk Committee’s membership shall be “independent directors” as defined by applicable SEC, NASDAQ and Federal Reserve Board rules. The current members of the Risk Committee are, and the members who served on the Risk Committee during 2019 were, “independent directors” as defined by applicable SEC, NASDAQ and Federal Reserve Board rules. The Risk Committee met nine times in 2019; fees were paid to the director attendees in accordance with the Company’s director compensation fee schedule, which is summarized in this proxy statement in the section titled “Director Compensation.” The Risk Committee’s charter is on the Company’s website under “Governance Documents” at: http://investors.atlanticunionbank.com/govdocs.
Trust Committee.   The Trust Committee, formed in February 2019, oversees all trust and fiduciary activities of the Bank, fosters compliance at the Bank with all laws, rules, and regulations applicable to trust and fiduciary activities, and recommends to the Board of Directors written policies and procedures for the conduct of trust and fiduciary activities at the Bank. The Trust Committee is governed by a written charter approved by the Board of Directors. The Trust Committee charter provides that the Trust Committee must consist of no fewer than three, but no more than five, members of the Board of Directors. At least three members of the Trust Committee must be “independent” in accordance with Regulation YY of the Federal Reserve Board and other applicable rules of the Federal Reserve Board, the SEC and NASDAQ. The current members of the Trust Committee, each of whom have served on the Trust Committee since its formation in February 2019, are “independent directors” as defined by applicable SEC, NASDAQ and Federal Reserve Board rules. The Trust Committee met three times in 2019; fees were paid to the director attendees in accordance with the Company’s director compensation fee schedule, which is summarized in this proxy statement in the section titled “Director Compensation.” The Trust Committee’s charter is on the Company’s website under “Governance Documents” at: http://investors.atlanticunionbank.com/govdocs.

The chart below identifies the current membership of the committees of the Board of Directors.
BOARD COMMITTEE MEMBERSHIP(1)
Committee Member	Audit	Compensation	Executive	Nominating and Corporate Governance	Risk	Trust Committee
L. Bradford Armstrong(2)				✓		✓
John C. Asbury			✓
Michael W. Clarke					✓
Patrick E. Corbin	✓(C)^		✓
Beverley E. Dalton		✓
Frank Russell Ellett		✓
Gregory L. Fisher			✓			✓(C)
Daniel I. Hansen	✓				✓
Jan S. Hoover	✓^				✓
Patrick J. McCann	✓ ^		✓ (VCB)
W. Tayloe Murphy, Jr.			✓	✓(C)
Alan W. Myers				✓		✓
Thomas P. Rohman		✓		✓
Linda V. Schreiner		✓(C)	✓
Thomas G. Snead, Jr.				✓	✓
Ronald L. Tillett			✓(C)(CB)
Keith L. Wampler			✓		✓(C)
F. Blair Wimbush		✓				✓

(1)
Committee appointments were effective May 2, 2019, except for Mr. Ellett, whose appointment to the Compensation Committee was effective September 20, 2019. For committee assignments applicable during the period from January 1, 2019 to May 1, 2019, please refer to the Company’s 2019 Proxy Statement filed with the SEC on March 20, 2019 and available on the Company’s investor relations website at http://investors.atlanticunionbank.com.

(2)
Mr. Armstrong will retire from the Board of Directors effective at the Annual Meeting.

(C)
Committee Chair

(CB)
Chairman of the Board

(VCB)
Vice Chairman of the Board

^
audit committee financial expert

Consideration of Board Diversity
The Nominating and Corporate Governance Committee considers diversity in assessing the composition of the Board of Directors. When considering any potential nominee to serve on the Board of Directors, the Nominating and Corporate Governance Committee considers, among other factors, the diversity of experience and background the director can bring to the Board, such as ethnic or gender diversity, the nominee’s professional experience, service on other boards, education, and the geographic areas where the individual resides or works.
The Nominating and Corporate Governance Committee’s charter includes the following language:
The Committee members will work together and with the Board, as appropriate, to determine the appropriate characteristics, expertise, skills, and experience required for consideration for any potential nominee, including, for example: independence; integrity; high standards of personal and professional ethics; sound business judgment; a general understanding of finance and other disciplines relevant to the success of a publicly traded bank holding company; educational and professional backgrounds; personal accomplishments; individual qualities and attributes that will contribute to Board heterogeneity; age, gender, ethnic, and geographic diversity. The objective of the Committee’s recommending any nominee or group of nominees is to put forward such persons who will help the Company remain successful and represent the shareholders’ interests through the exercise of sound business judgment and the diversity of experiences. In determining whether to recommend a director for re-election, the Committee will consider the director’s past attendance at meetings and his/her participation in and contribution to the activities of the Board and its committees.
Further, as stated in the Company’s Corporate Governance Guidelines:
Members of the Board…are expected to have the appropriate skills necessary to function in the Company’s current operating environment and contribute to its future direction and strategies. Such skills may include, for example, financial, operational, management, risk management, technological, legal and other relevant skills. The Board should be comprised of Directors with varying experiences and characteristics that enhance the diversity and effectiveness of the Board as a whole.
Board Self-Evaluations
The Board of Directors believes in a robust self-evaluation process. Each year, all members of the Board complete a detailed questionnaire regarding the Board’s performance, the performance of Board committees, and Board governance and processes. The Nominating and Corporate Governance Committee oversees the conduct of the evaluations and communication of results of the evaluations to the Board. The Nominating and Corporate Governance Committee also reviews the qualifications and performance of each director scheduled for possible re-nomination to the Board and makes recommendations to the Board regarding their re-nomination.
Shareholder Nominations
Although the Nominating and Corporate Governance Committee has no formal policy with respect to the consideration of director candidates recommended by shareholders, the committee will consider candidates for directors proposed by shareholders in writing. Such written submissions should include the name, address, and telephone number of the recommended candidate, along with a brief statement of the candidate’s qualifications to serve as a director. All shareholder recommendations should be submitted to the attention of the Nominating and Corporate Governance Committee of the Board of Directors, Atlantic Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, and must be received by November 2, 2020 to be considered by the Nominating and Corporate Governance Committee for the 2021 annual election of directors. Any candidate recommended by a shareholder will be reviewed and considered in the same manner as all other director candidates considered by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee received no director candidate recommendations from any shareholder relating to the Annual Meeting.
In addition, any shareholder may nominate a person for election as director at an annual meeting if notice of the nomination is given in advance in writing and sets forth the information required by Section 4 of Article I of the Company’s bylaws with respect to each director nomination that a shareholder intends to present at the annual meeting and both the shareholder and nominee satisfy the applicable requirements of Section 4 of Article I and Section 3 of Article II of the Company’s bylaws. Notice of any such shareholder nomination must be addressed to the Company’s Corporate Secretary and delivered or mailed to and received at, Atlantic Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, no earlier than the close of business on January 5, 2021 and no later than the close of business on February 4, 2021 for the next annual election of directors.
Shareholder Communication
Shareholders may communicate with all or any member of the Board of Directors by addressing correspondence to the Board of Directors or to the individual director and addressing such communication to the Corporate Secretary at Atlantic Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219. All communications so addressed will be forwarded to the Chairman of the Board of Directors (in the case of correspondence addressed to the Board of Directors), or to the individual director.
Environmental, Social and Governance (“ESG”) Considerations
Our purpose is to enrich the lives of the people and the communities we serve, and the following core values guide our actions:
We believe that attention to ESG considerations contributes to our success in achieving these goals for all of our stakeholders. The following summary highlights certain of our ESG policies and practices.

Teammate Benefits and Work Environment
•
We use the term “teammates” to describe our employees because we view the Company as a team. We are committed to maintaining a workplace where all of our teammates feel valued for their contributions and fully engaged with our business.

•
On a regular basis, the Company conducts an anonymous teammate survey using the framework of the Denison Model to evaluate the health of its culture, with a specific focus on teammate engagement, innovation, trust and commitment trends within the Company.

•
We provide competitive compensation and benefits to our teammates, and we offer opportunities through training and development.

•
Our medical plans offer preventative care services covered at 100%, prescription drug benefits, mental health and substance abuse coverage and a large network of doctors and hospitals to help our teammates and their families improve or maintain their health.

•
We match teammate 401(k) plan contributions, including (i) for a teammate’s 1% – 3% dollar contributions, we match 100% of such dollar contributions; and (ii) for a teammate’s 4% – 5% dollar contributions, we match 50% of such dollar contributions.

•
The ESOP is an employer funded retirement plan that is intended to provide certain teammates an opportunity to acquire shares of common stock in the Company.

•
We encourage our teammates’ professional development, including by reimbursing eligible tuition expenses up to $5,000 annually.

Diversity and Inclusion
•
We are committed to hiring diverse talent, fostering an inclusive environment, promoting people on their merits and treating everyone with respect and dignity.

•
As of December 31, 2019, 66.0% of our teammates were women and 20.2% of our teammates self-identified as minorities.

•
We maintain equal employment opportunity and career development practices and policies.

•
We have formal policies that not only forbid discrimination based on protected classifications but also require that all teammates treat all individuals with respect, courtesy and fairness. The policy also sets forth a formal reporting and complaint procedure.

•
In 2018, the Bank officially launched its Supplier Diversity Program, which seeks to identify and develop partnerships with business enterprises that are majority owned, operated and controlled by minorities, women, lesbian, gay, bisexual, transgender, veterans, service-disabled veterans, people with disabilities as well as small and disadvantaged business enterprises. In 2018, we placed almost $13 million in 240 small and diverse businesses through our program.

Governance
•
17 of the 18 members of our Board of Directors are independent of management, including all members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

•
Our directors represent a well-rounded variety of skills, knowledge, experience and perspectives.

•
During 2019, our directors continued to be engaged with average director attendance for Board and committee meetings of 96%.

•
We have implemented a majority vote standard for uncontested director elections that is effective for the Annual Meeting. In addition, pursuant to our Director Resignation Policy, if an incumbent director nominee is not elected to the Board of Directors, he or she must submit an offer of resignation promptly to the Board of Directors, which will then determine whether to accept or reject the offered resignation, or whether to take other action.

•
We are asking our shareholders to approve an amendment to our Articles of Incorporation to declassify our Board of Directors. If shareholders approve this amendment, after a phase-in period, all directors will be elected annually.

•
Each share of our common stock has equal voting rights with one vote per share.

Business Conduct
•
We believe in, and believe that we maintain, a culture of compliance that promotes high standards of ethics and compliance for our business.

•
Our Code of Business Conduct and Ethics sets forth expectations of our directors and teammates with respect to integrity, conflicts of interest, compliance and transparency and reporting.

•
We maintain policies directed specifically at prohibiting and preventing bribery and other corrupt business practices.

•
We maintain a whistleblower policy and anonymous reporting system for the communication of teammate concerns regarding accounting, auditing or other matters relating to violations of the federal securities laws or fraud to the Audit Committee, Chief Audit Executive or General Counsel.

•
We have a policy prohibiting the use of company funds for political purposes.

•
All teammates receive annual compliance training on key policies and procedures including, without limitation, our Code of Business Conduct and Ethics, our Policy Statement on Insider Trading, our Whistleblower Policy and the Bank Bribery Act.

•
We have published a Code of Conduct for our suppliers to provide direction on the expectations that the Company places on any firm that it does business with in terms of honesty, integrity and professionalism.

Privacy and Information Security
•
We maintain privacy policies, management oversight, accountability structures and technology design processes to protect private and personal data.

•
Our information security program is overseen by senior management, and our Board of Directors reviews our information security program at least annually.

•
We conduct mandatory teammate training on information security annually.

Community Engagement
•
We are committed to enhancing and improving the communities where our customers live, work and play. Our sponsorship and giving strategies allow us to engage with our teammates and partners to enrich the lives of the people we serve.

•
To maximize and encourage community service, we provide regular full-time teammates up to 16 hours of paid time off and part-time teammates up to eight hours of paid time off to participate in volunteer activities. Our teammates volunteered more than 3,500 hours of their time in 2019.

•
We encourage teammate charitable giving through our MyGiving program, where the Bank matches up to $500 annually on a teammate’s eligible donations.

•
In 2018, 165 organizations across our footprint received volunteer hours or in-kind donations from the Bank and our teammates.

•
In 2018, we invested approximately $42 million in our community through investments in tax credit and other funds and loans, with a focus on maintaining and building affordable housing units; and corporate sponsorships, with a focus on financial education for all ages, and support of university athletics, area festivals and family events.

•
We partner with Banzai, an online financial literary resource for students, to bring financial education into classrooms in the communities we serve, preparing students to manage their financial future. To date, we’ve reached more than 100,000 students across Virginia through financial literacy programs.

Environment
•
In 2015 through 2019, we made payments in the aggregate amount of $50,000 under a five-year agreement, to support the VCU Rice Rivers Center, a facility devoted to freshwater research with a focus on expanding environmental knowledge and preserving the health of natural resources.

•
We support housing resiliency by, among other things, donations to Housing Virginia, an organization that offers housing flood mitigation education programs.

•
In 2019, we recycled 674,872 pounds of paper through our secure shred program. By doing so, we avoided 488,607 pounds of CO2 emissions, conserved 1,687 cubic yards of landfill space, preserved 5,662 trees, saved 9,249,458 gallons of water and saved 762,605 kWh of electricity.

•
We are making energy efficiency improvements across the Company, including investing more than $400,000 to replace light fixtures in certain of our operations and branch locations to make them LED capable. All laptop and desktop computers purchased in 2019 were certified as EPEAT Silver or Gold; ENERGY STAR 6.1 or 7.1; RoHS-compliant. Additionally, in 2019, 100% of paper purchased by the Company was Sustainable Forestry Initiative — Certified Sourcing.

DIRECTOR COMPENSATION
The Board of Directors determines the compensation of the non-employee members of the Board of Directors, based on recommendations from the Compensation Committee and the Compensation Committee’s independent compensation consultant. The Compensation Committee reviews on at least a bi-annual basis or more frequently, if needed, data and analysis provided by Pearl Meyer, its independent compensation consultant, to assess the market competitiveness of the compensation structure for non-employee directors. Following that review, the Compensation Committee approves and recommends to the Board of Directors for approval a compensation structure that is intended to provide a mix between cash and equity compensation that is market competitive based on the same peer group that is utilized by the Compensation Committee when reviewing executive compensation. In 2019, all non-employee directors of the Company received a $50,000 annual retainer, paid quarterly in advance in unrestricted shares of the

Company’s common stock. In addition, each non-employee director received a $35,000 annual cash retainer, paid quarterly in advance, which covers a maximum number of meetings during the year. Any non-employee director attending a meeting above the maximum is paid an additional per-meeting fee of $1,000. In light of the additional time commitment required, the Chairman and the Vice Chairman of the Board of Directors and the non-employee directors serving as chairs or members of the various committees of the Board of Directors also receive additional cash retainers as described in greater detail in the director compensation table below. Mr. Asbury does not receive any additional compensation above his regular salary for his service as a director or for attending any Board of Directors or committee meetings.
Each member of the Board of Directors also serves as a director of the Bank (the “Bank Board”). Directors do not receive additional compensation for service on the Bank Board. Further, directors generally do not receive compensation for service on any committee of the Bank Board, and no such fees were paid in 2019.
Mr. Hansen is covered under a supplemental compensation agreement, as he elected to participate in a deferred supplemental compensation program that was offered to directors in 1985 by Union Bank and Trust Company, a predecessor of the Bank. To participate in the program, a director must have elected to forego the director’s fees that would otherwise have been payable to him by Union Bank and Trust Company for a period of 12 consecutive months beginning immediately after his election to participate. The agreement provides that Mr. Hansen will receive from the Bank a designated fixed amount, payable in equal monthly installments over a period of 10 years beginning upon his “Normal Retirement Date,” which is defined in the agreement to be the last day of the month in which the director reaches age 65. The supplemental compensation agreement with Mr. Hansen calls for the Bank to pay him $22,299 per year for ten years upon reaching his Normal Retirement Date.
Mr. Clarke previously entered into a consulting agreement with the Company (the “Consulting Agreement”), effective as of February 1, 2019, in connection with the Company’s merger with Access. Under the Consulting Agreement, in exchange for rendering general consulting services to the Company and the Bank, including, but not limited to, in connection with the integration of Access and Access National Bank into the Company and the Bank, Mr. Clarke received monthly compensation of  $10,000. The Consulting Agreement terminated upon expiration of the initial term on January 31, 2020.
The Company’s Corporate Governance Guidelines contain director stock ownership guidelines that provide that each director is expected to acquire and maintain, at all times during his or her tenure as director, common stock in the amount awarded to the director by the Company as compensation during the first three (3) years of his or her membership on the Board of Directors.

The following table summarizes the director compensation paid by the Company during 2019.
2019 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(5) ($)	Total ($)
L. Bradford Armstrong	49,667	49,991	—	—	99,658
Michael W. Clarke(4)	39,417	58,350	—	110,000	207,767
Glen C. Combs(4)	14,333	4,162	—	—	18,495
Patrick E. Corbin	58,333	49,991	—	—	108,324
Beverley E. Dalton	43,000	49,991	—	—	92,991
Frank Russell Ellett(4)	10,750	29,195	—	—	39,945
Gregory L. Fisher	54,667	49,991	—	—	104,658
Daniel I. Hansen	48,333	49,991	11,804	—	110,128
Jan S. Hoover	51,000	49,991	—	—	100,991
Patrick J. McCann	65,000	49,991	—	—	114,991
W. Tayloe Murphy, Jr.	55,000	49,991	—	—	104,991
Alan W. Myers	49,667	49,991	—	—	99,658
Thomas P. Rohman	51,000	49,991	—	—	100,991
Linda V. Schreiner	58,500	49,991	—	—	108,491
Raymond D. Smoot, Jr.(4)	38,333	4,162	—	—	42,495
Thomas G. Snead, Jr.	48,333	49,991	—	—	98,324
Ronald L Tillett	102,333	49,991	—	—	152,324
Keith L. Wampler	60,000	49,991	—	—	109,991
F. Blair Wimbush	49,667	49,991	—	—	99,658

(1)
Dr. Smoot received an additional $26,667 cash retainer for serving as the Chairman of the Board of Directors until his retirement in May 2019. Mr. Tillett received an additional $53,333 cash retainer for serving as Chairman of the Board of Directors beginning in May 2019. He also received an additional $6,667 cash retainer for serving as the Vice Chairman of the Board of Directors until his appointment as Chairman. Mr. McCann received an additional $13,333 cash retainer for serving as the Vice Chairman of the Board of Directors beginning in May 2019, and an additional $6,667 cash retainer for servicing as the Chair of the Audit Committee until his appointment as Vice Chairman. Mr. Corbin received an additional $13,333 cash retainer for serving as Chair of the Audit Committee beginning in May 2019; Ms. Schreiner received an additional $13,500 cash retainer for serving as Chair of the Compensation Committee; Mr. Murphy received an additional $10,000 cash retainer for serving as Chair of the Nominating and Corporate Governance Committee; Mr. Wampler received an additional $15,000 cash retainer for serving as Chair of the Risk Committee; and Mr. Fisher received an additional $8,333 cash retainer for serving as Chair of the Trust Committee beginning upon its formation in March 2019. Members of the Audit, Compensation, Nominating and Corporate Governance, Risk and Trust Committees each received an additional $8,000 cash retainer. Members attending Executive Committee meetings received a $1,000 per meeting fee (or $500 for meetings lasting under an hour) for each meeting held during the year.

(2)
Represents the aggregated grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation —  Stock Compensation. The grant date per share fair value for the second, third and fourth quarter retainers in 2019 of  $35.57, $32.30 and $36.11, respectively, paid on March 1, June 3 and

September 3, 2019, respectively, were based on the Company’s common stock closing price on February 28, May 31 and August 30, 2019, respectively. The grant date per share fair value of  $37.80 for the first quarter 2020 retainer (paid in advance) paid on December 2, 2019 was based on the closing price of the Company’s common stock on November 29, 2019.
(3)
Messrs. Armstrong, Corbin, Tillett, and Wampler elected for 2019 to defer their stock awards, and Messrs. Armstrong, Corbin and Wampler elected for 2019 to defer their cash awards into the Virginia Bankers Association’s non-qualified deferred compensation plan for the Company. There were no above market or preferential earnings associated with the deferrals into this plan. For Mr. Hansen, this column represents the change in actuarial present value under his deferred supplemental compensation agreement for the prior year.

(4)
Dr. Smoot and Mr. Combs retired from the Board at the 2019 annual meeting of shareholders. Messrs. Clarke and Ellett were appointed to the Board on February 1, 2019 and August 21, 2019, respectively.

(5)
Includes fees paid to Mr. Clarke under the Consulting Agreement.

AUDIT INFORMATION AND REPORT OF THE AUDIT COMMITTEE
Principal Accounting Fees
The Company’s independent registered public accounting firm, EY, billed the following fees for services provided to the Company for the audit of the Company’s annual financial statements for the fiscal years 2019 and 2018 and for other services rendered by EY during those periods:
	2019	2018
Audit fees(1)	$1,489,065	$1,482,450
Audit-related fees(2)	75,000	—
Tax fees(3)	233,824	317,387
All Other fees(4)	213,486	—
Total	$2,011,375	$1,799,837

(1)
Audit fees: Audit and review services, consents, review of documents filed with the SEC, including the 2019 and 2018 proxy statements; audit of internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act and the Federal Deposit Insurance Corporation Improvement Act. In 2019, EY performed procedures over the purchase accounting and core conversion of Access National Bank and provided a review of filings for Access National Bank. In 2018, EY performed procedures over the purchase accounting and core conversion of Xenith Bank, comfort letter services in connection with an associated secondary public offering, adoption of new accounting standards, and provided a review of filings for the Access Merger.

(2)
Audit-related fees: Includes the 2019 audit of mortgage compliance and a fee for the filing of mortgage information for 2018 to maintain the LEAP portal. No audit was conducted in 2018, as Union Mortgage Group, Inc. was in the process of being terminated as a separate subsidiary.

(3)
Tax fees: EY provided tax advisory services related to the Access Merger and Xenith Merger in 2019 and 2018, respectively. EY provided tax compliance and other tax advisory services related to the Company in both 2019 and 2018. No tax services are performed by EY to the Company for its directors and executive officers.

(4)
All Other fees: In 2019, EY provided advisory services on an FDIC assessment optimization project.

The Audit Committee notes that EY performed no services to the Company, other than those enumerated above, for 2019 or 2018. As a result, the Audit Committee has determined that the provision of these services by EY is compatible with maintaining the firm’s independence from the Company. Any engagement beyond the scope of the annual audit engagement is required to be pre-approved by the Audit Committee.
Audit Committee Pre-Approval Policy
The Audit Committee, or a designated member of the Audit Committee, must pre-approve all auditing services, internal control related services and permitted non-audit services, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of the audit, performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the registered public accountant’s independence. The Audit Committee may form and delegate authority to subcommittees, consisting of one or more members when appropriate, to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.
Audit Committee Report
This Audit Committee Report was approved and adopted by the Audit Committee on February 3, 2020. The Board of the Company has a standing Audit Committee that currently consists of the independent directors whose names appear at the end of this report.
While management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls, the Audit Committee monitors and reviews the Company’s financial reporting process on behalf of the Board of Directors. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board. The Audit Committee reviews and reassesses its charter periodically and recommends any changes to the Board for approval. Under applicable law, the Audit Committee has sole responsibility for the selection of the Company’s independent registered public accounting firm. The Audit Committee is also responsible for the compensation and oversight of the Company’s independent registered public accounting firm.
Prior to appointing the independent registered public accounting firm each year, the Audit Committee completes an annual evaluation of the independent registered public accounting firm’s qualifications, including assessing the firm’s quality of service, the firm’s quality of communication and interaction with the firm, the firm’s sufficiency of resources, and the firm’s independence, objectivity, and professional skepticism. This evaluation includes whether the firm’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the firm’s independence. The results of all Public Company Accounting Oversight Board (United States) (“PCAOB”) examinations are discussed with the firm as part of this process. The Audit Committee also provides input to the independent registered public accounting firm with regards to engagement partner selection.
The Company’s independent registered public accounting firm is responsible for performing independent audits of the Company’s consolidated financial statements and its internal control over financial reporting in accordance with the standards of the PCAOB and to issue reports thereon. The Audit Committee monitors and oversees these processes. The Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, which, in its reports, expresses an opinion on the conformity of the Company’s consolidated annual financial statements to accounting principles generally accepted in the United States of America and whether the Company’s internal controls over financial reporting were effective as of the end of the year.
In this context, the Audit Committee met and held discussions with management and representatives of EY with respect to the Company’s financial statements for the year ended December 31, 2019. Management represented to the Audit Committee that the consolidated financial statements of the Company were prepared in accordance with accounting principles generally accepted in the United States of America; the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
In addition, the Audit Committee discussed with the independent registered public accounting firm the auditors’ independence from the Company and its management, and the independent registered public accounting firm provided to the Audit Committee the written disclosures and letter required by applicable requirements of the PCAOB.
The Audit Committee also discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and the independent registered public accounting firm, with and without management in attendance, to discuss the results of their examinations, the evaluations of the internal controls of the Company, and the overall quality of the financial reporting of the Company. This included the Audit Committee’s monitoring of the progress of remediation of noted control deficiencies, if any, until resolved.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.
Respectfully submitted by the members of the Audit Committee,
Patrick E. Corbin, Chairman
Daniel I. Hansen
Jan S. Hoover
Patrick J. McCann

NAMED EXECUTIVE OFFICERS
The following persons, each of whom is an executive officer of the Company, are sometimes referred to in this proxy statement as the “named executive officers,” or the “NEOs.”
Name (Age)	Title and Principal Occupation During at Least the Past Five Years
John C. Asbury (54)	Chief Executive Officer of the Company since January 2017 and President since October 2016; Chief Executive Officer of the Bank since October 2016 and President of the Bank from October 2016 until September 2017 and May to September 2018; President and Chief Executive Officer of First National Bank of Santa Fe from February 2015 until August 2016; Senior Executive Vice President and Head of the Business Services Group at Regions Bank from May 2010 until July 2014, after joining Regions Bank in March 2008 as Business Banking Division Executive; Senior Vice President at Bank of America in a variety of roles.
Robert M. Gorman (61)	Executive Vice President and Chief Financial Officer of the Company since joining the Company in July 2012; Senior Vice President and Director of Corporate Support Services in 2011, and Senior Vice President and Strategic Financial Officer of SunTrust Banks, Inc., from 2002 to 2011; serves as a member of the Board of Directors of certain of the Company’s affiliates, including Old Dominion Capital Management, Inc. and Dixon, Hubard, Feinour & Brown, Inc.
Maria P. Tedesco (59)	Executive Vice President of the Company and President of the Bank since September 2018; Chief Operating Officer for Retail at BMO Harris Bank based in Chicago from 2016 to 2018; Senior Executive Vice President and Managing Director of the Retail Bank at Santander Bank, N.A. from 2013 to 2015; various positions with Citizens Financial Group, Inc. from 1994 to 2013.
David V. Ring (56)	Executive Vice President and Commercial Banking Group Executive since joining the Company in September 2017; Executive Vice President and Executive Managing Director at Huntington National Bank from December 2014 to May 2017; Managing Director and Head of Enterprise Banking at First Niagara Financial Group from April 2011 to December 2014; various positions at Wells Fargo and predecessor banks from January 1996 to April 2011, including Wholesale Banking Executive for Virginia to Massachusetts at Wachovia and Greater New York & Connecticut Region Manager.
M. Dean Brown (55)	Executive Vice President and Chief Information Officer & Head of Bank Operations since joining the Company in February 2015; Chief Information and Back Office Operations Officer of Intersections Inc. from 2012 to 2014; Chief Information Officer of Advance America from 2009 to 2012; Senior Vice President and General Manager of Revolution Money from 2007 to 2008; Executive Vice President, Chief Information Officer and Chief Operating Officer from 2006 to 2007, and Executive Vice President and Chief Information Officer from 2005 to 2007, of Upromise LLC.
OWNERSHIP OF COMPANY COMMON STOCK
The following table sets forth, as of February 14, 2020, certain information with respect to the beneficial ownership of the Company’s common stock held by (a) each director and director-nominee of the Company, (b) each executive officer named in the Summary Compensation Table in the “Compensation Discussion and Analysis” section below, (c) persons known by the Company to be the beneficial owners of more than 5% of its outstanding common stock, and (d) all the current directors and executive officers of the Company as a group. For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act. In general, beneficial ownership includes any shares of common stock as to which the individual has sole or shared voting or investment power. The table also includes shares of common stock that the individual has the right to acquire within 60 days of February 14, 2020 through the exercise of any option, warrant or right. None of the shares listed below are pledged as security. Percentage ownership is calculated based on 79,216,981 shares of the Company’s common stock outstanding as of February 14, 2020, except as noted below.
Name	Shares of Common Stock	Shares Subject to Exercisable Options	Total Number of Shares Beneficially Owned	Percent of Common Stock
Directors:
L. Bradford Armstrong	24,762(1)	—	24,762	*
Michael W. Clarke	667,595(2)	20,625	688,220	*
Patrick E. Corbin	33,664(3)	—	33,664	*
Beverley E. Dalton	20,015	—	20,015	*
Frank Russell Ellett	793	—	793	*
Gregory L. Fisher	18,669	—	18,669	*
Daniel I. Hansen	140,094(4)	—	140,094	*
Jan S. Hoover	24,108	—	24,108	*
Patrick J. McCann	21,358(5)	—	21,358	*
W. Tayloe Murphy, Jr.	163,051(6)	—	163,051	*
Alan W. Myers	30,266(7)	—	30,266	*
Thomas P. Rohman	10,259	—	10,259	*
Linda V. Schreiner	10,031	—	10,031	*
Thomas G. Snead, Jr.	40,228	—	40,228	*
Ronald L. Tillett	30,901(8)	—	30,901	*
Keith L. Wampler	20,204(9)	—	20,204	*
F. Blair Wimbush	3,663	—	3,663	*
Named Executive Officers:
John C. Asbury	96,449(10)	—	96,351	*
Robert M. Gorman	35,743(11)	—	35,607	*
Maria P. Tedesco	4,739	—	4,731	*
David V. Ring	7,232(12)	—	7,168
M. Dean Brown	22,909(13)	—	22,806	*
All other executive offıcers	46,070(14)	3,277	49,347	*
All current executive offıcers and directors as a group: (25 persons)	1,472,803	23,902	1,496,705	1.9%
5% Shareholders:
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	4,584,275	—	4,584,275(15)	5.7%(15)
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	5,901,881	—	5,901,881(16)	7.4%(16)
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	7,167,813	—	7,167,813(17)	8.9%(17)

Name	Shares of Common Stock	Shares Subject to Exercisable Options	Total Number of Shares Beneficially Owned	Percent of Common Stock
Wellington Management Group LLP 280 Congress Street Boston, Massachusetts 02210	5,767,076	—	5,767,076(18)	7.2%(18)

*
Represents less than 1% of the Company’s common stock.

(1)
Includes 22,490 shares of phantom stock allocated to Mr. Armstrong’s account under the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.

(2)
Includes 69,168 shares of common stock registered in the name of Mr. Clarke’s spouse and 59,869 shares of common stock held by Mr. Clarke’s spouse as co-trustee of her parents’ trusts.

(3)
Includes 2,840 shares of phantom stock allocated to Mr. Corbin’s account under the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.

(4)
Includes 138,609 shares of common stock held jointly by Mr. Hansen and his spouse and 1,485 shares of common stock held by Mr. Hansen’s spouse as co-trustee of a parent’s trust.

(5)
Includes 201 shares of common stock registered in the name of Mr. McCann’s spouse.

(6)
Includes 2,772 shares of common stock held by Mr. Murphy as Trustee of his late spouse’s estate.

(7)
Includes 1,000 shares of common stock registered in the name of Mr. Myers’s spouse.

(8)
Includes 3,736 shares of phantom stock allocated to Mr. Tillett’s account under the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.

(9)
Includes 7,318 shares of phantom stock allocated to Mr. Wampler’s account under the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.

(10)
Includes 29,492 shares of restricted stock over which Mr. Asbury has no investment power until such shares vest.

(11)
Includes 12,042 shares of restricted stock over which Mr. Gorman has no investment power until such shares vest.

(12)
Includes 6,388 shares of restricted stock over which Mr. Ring has no investment power until such shares vest.

(13)
Includes 8,332 shares of restricted stock over which Mr. Brown has no investment power until such shares vest.

(14)
Includes shares of common stock (including 15,148 shares of restricted stock over which they have no investment power until such shares vest) held by David G. Bilko, Loreen A. Lagatta and Shawn E. O’Brien.

(15)
This information as of December 31, 2019 is based solely on Amendment No. 5 to Schedule 13G filed with the SEC on February 12, 2020, which reported sole voting power over 4,511,507 shares and sole dispositive power over 4,584,275 shares.

(16)
This information as of December 31, 2019 is based solely on Schedule 13G filed with the SEC on February 5, 2020, which reported sole voting power over 5,710,742 shares and sole dispositive power over 5,901,881 shares.

(17)
This information as of December 31, 2019 is based solely on Amendment No. 1 to Schedule 13G filed with the SEC on February 12, 2020, which reported that The Vanguard Group had sole voting power over 78,036 shares and sole dispositive power over 7,089,482 shares and shared voting power over 11,301 shares and shared dispositive power over 78,331 shares.

(18)
This information as of December 31, 2019 is based solely on information provided to the Company by Wellington Management Group LLP on February 3, 2020 that Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP had shared voting power over 5,099,057 shares and shared dispositive power over 5,767,076 shares and Wellington Management Company LLP had shared voting power over 4,825,688 shares and shared dispositive power over 5,311,288 shares.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
During 2019 the Company’s leadership team dedicated significant time and energy to achieving its strategic priorities and delivering top-tier financial performance for its shareholders. In alignment with these objectives, the Company’s executive compensation programs include a balance of short- and long-term incentives designed to attract, retain and motivate the leadership team to drive sustained growth and profitability of the Company. This section of the proxy statement provides an overview and explanation of the material information relevant to understanding the objectives, policies, and philosophy underlying the Company’s executive compensation programs, focusing on the named executive officers (also referred to as NEOs).
For purposes of this Compensation Discussion and Analysis, the current NEOs are as follows:
•
John C. Asbury, President and CEO of the Company and CEO of Atlantic Union Bank

•
Robert M. Gorman, Executive Vice President and Chief Financial Officer of the Company (“CFO”)

•
Maria P. Tedesco, Executive Vice President of the Company and President of Atlantic Union Bank

•
David V. Ring, Executive Vice President of the Company and Commercial Banking Group Executive of Atlantic Union Bank

•
M. Dean Brown, Executive Vice President of the Company and Chief Information Officer & Head of Banking Operations of Atlantic Union Bank (“CIO”)

In this Compensation Discussion and Analysis, the Company’s executive officers, including, but not limited to, the NEOs are sometimes referred to as the “Executive Group.” This section of the proxy statement is intended to inform shareholders about certain incentive compensation plans as well as components of compensation paid to the NEOs. Following the Compensation Discussion and Analysis, the Company provides additional information relating to executive compensation in a series of tables, including important explanatory footnotes and narrative. The Summary Compensation Table is incorporated by reference into this Compensation Discussion and Analysis.
At the 2019 annual meeting of the Company’s shareholders, nearly 98% of the Company’s shareholders who voted on the matter approved, on an advisory basis, the NEOs’ compensation, as described in the Company’s 2019 proxy statement. The Compensation Committee considered the result of the shareholder vote in determining executive compensation policies and decisions since the 2019 annual meeting. The Compensation Committee viewed the vote as an expression of the shareholders’ overall satisfaction with the Company’s current executive compensation programs. Nonetheless, because market practice and the Company’s business needs continue to evolve, the Compensation Committee continually evaluates the compensation programs and makes changes when warranted.
Executive Summary
The Company’s executive compensation programs are designed to link the compensation that its Executive Group receives through the Company’s various incentive plans to its financial performance. In making compensation decisions, the Compensation Committee considers market practices and compensation levels, the Company’s performance and good governance practices. The Company’s goal is to ensure that its compensation programs are competitive in attracting, motivating, and retaining high level executive talent, commensurate with its financial performance, and are generally aligned with the interests of its shareholders.
Each compensation element is generally targeted to the median of  “market,” which is defined through the use of a select peer group and survey data the Compensation Committee deems comparable. The incentive programs are designed so that superior financial performance should result in total compensation higher than the Company’s peers while substandard financial performance should result in total compensation lower than its peers.
When setting goals and objectives under the various compensation programs, the Compensation Committee considers the overall corporate strategy and how the goals enhance and support the strategy. In

2019, the Company completed its acquisition of Access and successfully converted all core data systems. In addition, on May 20, 2019 the Company re-branded itself as Atlantic Union Bankshares Corporation and the Bank as Atlantic Union Bank. Even with the additional work relating to the acquisition and the rebranding, the leadership team stayed committed to delivering solid financial results and achieving top-tier financial performance.
Over the last four years the Company has grown through disciplined expansion from $7.7 billion to over $17 billion in total assets. During this time the Company made significant investments in both people and infrastructure to ensure that the right leaders, systems and processes are in place to continue to deliver solid financial results. During this period, the Company has seen improvements in all return measures and operational efficiency, as well as increased returns to shareholders through four years of sequential dividend increases and a total shareholder return (“TSR”) over the four year period of 62%.
When reviewing management performance, the Compensation Committee focuses on the four key operational performance measures that are included in the Company’s Management Incentive Plan (“MIP”). These measures are net earnings, return on assets (“ROA”), return on tangible common equity (“ROTCE”) and efficiency ratio, all of which are adjusted to “operating” measures which exclude items that are not viewed as related to ongoing performance including merger related costs.
The following table and charts illustrate the Company’s performance over the past five-year period as well as the Company’s performance relative to its compensation peers for 2019.
	2015	2016	2017	2018	2019
Total Assets	$7.69B	$8.43B	$9.32B	$13.77B	$17.56B
Net Operating Earnings	$67.08M	$77.48M	$83.58M	$178.31M	$220.92M
Operating ROA	0.90%	0.96%	0.95%	1.35%	1.31%
Operating ROTCE	10.81%	12.14%	12.24%	17.35%	16.14%
Operating Efficiency Ratio	65.31%	63.56%	62.36%	55.28%	53.61%
Dividends Paid	$0.68	$0.77	$0.81	$0.88	$0.96
The source data for the following graphs is S&P Global Market Intelligence which standardizes financial data to assist with comparisons across multiple companies. As such, the standardized data presented for us and as the median of the compensation peers may differ from actual calculations, which do not take into account such standardizations.
Below are some additional highlights of the Company’s performance for 2019 in support of its strategic plan:
•
The Company achieved the number one ranking in the Mid-Atlantic region in the J.D. Power 2019 Retail Banking Satisfaction StudySM.

•
The Company created a new division of the Bank, Atlantic Union Equipment Finance, to provide a wide variety of equipment finance solutions to commercial and corporate customers.

•
The Company hired several new leaders with extensive financial backgrounds and experience including Shawn E. O’Brien, Consumer Banking Group Executive, Kelly P. Dakin, Chief Digital and Customer Experience Officer, and David Zimmerman, Middleburg Financial President.

Below are some highlights of the Company’s executive compensation programs for 2019:
•
Base salaries of the NEOs were adjusted to ensure competitiveness with the market median of the selected compensation peer group as well as to reflect individual performance, skills and experience.

•
Payments under the MIP, the Company’s short-term incentive compensation plan, were made to the NEOs ranging from 48% to 77% of base salary. These payouts reflected a weighted average achievement of 98% of the performance targets for all corporate goals, which were comprised of goals relating to net operating earnings, operating ROA, operating ROTCE, and operating efficiency ratio.

•
Equity awards were made in the form of time-based restricted stock and performance share units under the Company’s long-term incentive program.

•
Previously granted performance share units with a three-year performance period ending December 31, 2018 vested in 2019 at a percentage of 110% as the Company’s TSR ranked at the 55th percentile of the TSR of the banks comprising the KBW Regional Banking Index at the end of the period.

These actions are in addition to the other best practices embedded in the Company’s executive compensation programs designed to ensure that the Compensation Committee maintains effective governance and oversight of the programs. The chart below illustrates the Company’s compensation governance model and its continual processes.

• Business strategy
• Compensation philosophy
• Market trends & analysis
• Eligibility
• Metric selection
• Risk assessment
• Scenario modeling
• Plan approval
• Goal Setting
• Budgeting, forecasting and accruals
Alignment & Design
Goal Setting & Budgeting
Plan Evaluation
Plan Administration
• Review plan performance and effectiveness
• Risk assessment
• Decision plan renewal
• Communicate
• Collect & validate performance data
• Calculate award amounts
• Approve payouts
• Teammate inquiries

In addition to the above, the table below summarizes what the Company does and does not do with respect to its compensation governance practices and demonstrates that the Company’s practices are designed to encourage actions that are in the long-term interests of its shareholders.
What the Company Does

Pay for Performance
•
The Company bases its annual incentive compensation programs on the achievement of key performance measures that are tied directly to the business strategy and shareholder value.

•
Performance share units deliver value to executives according to pre-determined financial metrics, to the extent performance goals are achieved.

Emphasize Long-term Performance • Equity programs reward performance over a three- or four-year time horizon.
Stock Ownership Commitment • Stock ownership guidelines generally align the interests of management with the interests of shareholders.

Clawbacks
•
The Compensation Clawback Policy requires the recoupment of any excess incentive compensation paid to the NEOs, other executive officers or other recipients of incentive-based compensation if the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under applicable securities laws.

Risk Management
•
The Company’s compensation plans are evaluated annually by the Company’s risk management group as part of the Company’s enterprise risk management reviews. The reviews are intended to identify areas of potential risk and opportunity that can be discussed with management or the Compensation Committee. The Compensation Committee reviews the results of the risk reviews as part of its effort to ensure the compensation plans do not encourage imprudent risk taking.

•
All executive compensation incentive program payouts and awards are reviewed by the Company’s internal audit department personnel prior to approval by the Compensation Committee.

Compensation Benchmarking • The Company uses a defined peer group for benchmarking, and the Compensation Committee annually reviews the peer group to ensure ongoing relevance of each selected peer.
Obtain Advice From Independent Advisor • The Compensation Committee uses the services of an independent compensation consultant.
What the Company Does Not Do

No Hedging or Pledging of Company Stock
•
In accordance with its Policy Statement on Insider Trading (the “Insider Trading Policy”), the Company prohibits all directors and employees from entering into any transaction designed to hedge or offset any change in the market value of Company stock (including short sales, puts, calls, swaps or other derivatives, and all other similar transactions).

•
In addition, the Insider Trading Policy discourages all employees and prohibits “Section 16 Insiders” and “Covered Persons” (as designated in the Insider Trading Policy) from holding Company stock in a brokerage margin account or pledging Company stock as collateral for a loan.

No Extensive Use of Employment Agreements • The Company limits the use of employment agreements to the CEO and CFO. All other executives are covered under the Company’s Executive Severance Plan.
No Golden Parachute Tax Gross-ups • The Company does not allow for tax gross-ups under employment agreements or other severance plans.
No “Single Trigger” Events • Vesting connected with a change in control requires a qualifying termination of employment.
No Multi-year Compensation Guarantees • No agreement or other plan of the Company provides for any multi-year compensation guarantees.
No Unearned Dividends Paid • The Company does not accrue or pay dividend equivalents on performance-based awards during performance periods.
Compensation Philosophy and Objectives
The Company’s “total compensation philosophy” related to executive compensation is to provide competitive, market-based total compensation programs that are aligned with the Company’s short- and long-term business strategies, tied to Company performance, and supportive of the interests of its shareholders.
Within this framework, the Company observes the following principles:
Pay for performance:   To reflect a balance between fixed and at-risk compensation, performance-based cash incentive programs are used for executives. Payouts under these programs vary with performance against both annual Company goals and individual objectives. Members of the Executive Group are rewarded for achieving targeted performance against the Company’s operational and financial goals, as well as individual growth objectives, and are provided with an incentive to achieve greater financial results for greater financial rewards.
Reward long-term growth and profitability:   To provide rewards that encourage retention, promote performance and increase the level of at-risk compensation, members of the Executive Group are granted equity-based awards with vesting periods generally no less than 3 years. These awards are designed to reward the execution and achievement of long-term results.
Align compensation with shareholder interests:   The interests of the Company’s Executive Group are generally aligned with those of its shareholders through the risks and rewards of the ownership of the Company’s common stock.
Attract and retain highly qualified executives:   Members of the Executive Group have base salaries that are market competitive with the Company’s identified industry peer group and permit the Company to hire and retain high quality individuals at all levels. Several compensation programs include the use of long-term equity compensation to encourage retention. The Company recognizes that by retaining high quality executives, its customers and shareholders will benefit from their expertise, high performance, and service longevity.
Ensure proper governance practices:   Policies and procedures around executive compensation programs are designed to prevent or mitigate excessive risk-taking by balancing short- and long-term rewards. All performance-based plans maintain both threshold and maximum levels of payout as well as clawback provisions. Program flexibility is also provided to respond to the changing dynamics within the banking industry.

Each compensation element is generally targeted to the median of the market, which is defined through the use of a select peer group and survey data the Compensation Committee deems comparable. The compensation programs and review process are designed to allow for adjustments for individual variances in experience, skills and contributions.
Role of the Compensation Committee
In accordance with the Compensation Committee’s charter (which is on the Company’s website at http://investors.atlanticunionbank.com/govdocs), the Compensation Committee met eight times during 2019. The principal duties of the Compensation Committee are to:
•
review and recommend to the Board for approval the compensation of the CEO. The CEO does not deliberate in regard to his own compensation and is not present during discussions concerning his compensation;

•
provide continuous oversight of executive compensation plans and ensure they adhere to the Company’s overall total compensation philosophy, including an appropriate balance between risk and financial results;

•
review and ensure compliance with the compensation rules and regulations applicable to the Company under the Dodd-Frank Act and certain SEC disclosure rules;

•
approve the MIP corporate goals and objectives relevant to the Executive Group and evaluate the Company’s and each executive’s performance against those goals and objectives;

•
recommend to the Board the compensation components for each member of the Executive Group, taking into consideration the CEO’s compensation recommendations for them; and

•
review and recommend to the Board the appropriate level and type of compensation for service by non-employee members of the Board and Board committees.

Compensation Consultants
During 2019, the Compensation Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”), an independent executive compensation consulting firm, to provide comprehensive consulting services to the Compensation Committee, including to:
•
provide information regarding base salary ranges and recommendations for the Executive Group;

•
assist in the development of compensation guidelines used during the executive hiring process;

•
review the Compensation Discussion and Analysis section of the proxy statement;

•
assist in developing goals for the short- and long-term incentive plans;

•
update the Compensation Committee about regulatory matters and trends;

•
assist with the development of 2019 executive compensation decisions; and

•
attend Compensation Committee meetings.

Pearl Meyer reports directly to the Compensation Committee and does not provide any other services to the Company. The Compensation Committee analyzed whether the work of Pearl Meyer raised any conflicts of interest, taking into consideration the following factors, among others: (i) the provision of other services to the Company by Pearl Meyer; (ii) the amount of fees the Company paid to Pearl Meyer as a percentage of Pearl Meyer’s total revenues; (iii) Pearl Meyer’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Pearl Meyer or the individual compensation advisors employed by Pearl Meyer with any executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by Pearl Meyer or the individual compensation advisors employed by Pearl Meyer. The Compensation Committee determined, based on its analysis of the above factors, among others, that the work of Pearl Meyer and the individual compensation advisors employed by Pearl Meyer as compensation consultants to the Company have not created any conflicts of interest.

Compensation Benchmarking and Decisions
The Company conducts annually a benchmarking and peer group exercise with the Compensation Committee and with the assistance of Pearl Meyer. In September 2018, Pearl Meyer presented a review of the Company’s peer group that utilized as the primary criteria for inclusion publicly traded U.S. banks with assets as of the end of the second quarter of 2018 ranging from approximately 50% to 200% of the Company’s asset size. The Compensation Committee considered the “compatibility” and “comparability” of each company when selecting the 2019 peer group. The Compensation Committee reviewed, among other things, each peer company’s asset size, earnings, geographical location, organizational structure and governance, number of employees, number of branch offices, and service offerings.
Following selection and approval by the Compensation Committee of the peer group, the Company was positioned near the median of the group in terms of asset size. As a result, during 2019, the Compensation Committee compared the principal elements of total direct compensation against the peers listed below:
BancorpSouth Bank	Renasant Corporation
Berkshire Hills Bancorp, Inc.	Simmons First National Corporation
Chemical Financial Corporation	South State Corporation
First Midwest Bancorp, Inc.	TowneBank
Fulton Financial Corporation	Trustmark Corporation
Great Western Bancorp, Inc.	UMB Financial Corporation
Heartland Financial USA, Inc.	United Bankshares, Inc.
Home BancShares, Inc.	United Community Banks, Inc.
Old National Bancorp	WesBanco, Inc.
In addition to the selected peer group, the Compensation Committee also considered the executive compensation of peer companies used by proxy advisory firms to ensure reasonable overlap.
As part of the annual benchmarking exercise, the Compensation Committee reviewed relevant market and survey data and analyses provided by Pearl Meyer. The data used in this exercise primarily included national data from the following:
•
Pearl Meyer, 2018 National Banking Compensation Survey;

•
McLagan, 2018 Regional and Community Banking Compensation Survey;

•
Kenexa, 2018 CompAnalyst Database;

•
Midsize Bank Coalition of America, 2018 Executive Compensation Survey;

•
Custom peer group proxy filings; and

•
Additional proprietary survey sources.

Executive positions were matched to the survey and/or proxy data based on job duties using the appropriate scope for asset size. In addition to reviewing the respective data, the Compensation Committee considered recommendations of other key executives, including the CEO, the CFO, and the Chief Human Resource Officer (“CHRO”), in making decisions on compensation.
Compensation Risk Assessment
The Company’s risk management group annually evaluates the Company’s compensation programs as part of its enterprise risk management review. The evaluations include, but are not limited to, the performance metrics, approval mechanisms and related characteristics of selected Company compensation policies and programs. The goal of the review is to determine whether any of these policies or programs could create risks that may have a material adverse effect on the Company. To date, these reviews have found the compensation programs do not present undue risk for the Company. The Compensation Committee considers the results of these reviews and also regularly reviews the incentive compensation arrangements to ensure that such arrangements do not encourage the NEOs to take unnecessary or excessive risks that would have a material adverse effect on the Company.
Elements of Compensation
Annually, the Compensation Committee evaluates the elements of executive compensation. For 2019, the principal components of compensation for members of the Executive Group were:
Base Salary:   Paid to recognize the day-to-day duties and responsibilities of the Company’s executives.
Short-Term Performance-Based Cash Incentive Opportunity:   Members of the Executive Group have a portion of their targeted annual total cash compensation at risk, contingent upon meeting the Company’s corporate goals and the executive’s personal objectives.
Long-Term Incentive Opportunity — Time-Based Restricted Stock and Performance-Based Awards:    Members of the Executive Group participate in long-term incentive opportunities that link a significant portion of their total compensation to increasing shareholder value.
The following charts illustrate the targeted and actual mix of compensation for the CEO for 2019.
Incentive or variable compensation for an individual executive may become a larger percentage of the executive’s total direct compensation when he or she assumes significant responsibilities and has a significant impact on the financial or operational success of the Company.
Generally, the Compensation Committee targets base salary compensation and the various percentages used to calculate short- and long-term incentive opportunities at the median of the selected peer group market data. For 2019, targeted executive compensation levels were considered in-line with the respective market benchmarks for all components.

Targeted Compensation Levels Relative to Peer Group
Element	Percent of Median
Base Salaries	102%
Target Total Cash Compensation	98%
Target Total Direct Compensation	97%
The elements of compensation are described in detail below and are detailed in the Summary Compensation Table as well as in the other tables following this Compensation Discussion and Analysis.
Base Salary
In early 2019, the Compensation Committee recommended base salaries for the NEOs, which were approved by the Board on February 21, 2019. The Compensation Committee approved larger base salary increases for Messrs. Asbury and Gorman to not only compensate for individual performance during 2018, but to also better align their pay opportunity with the median of the selected peer group market data. As a result, the NEO base salaries effective March 1, 2019 were:
Name	2019 Base Salary	% Increase from 2018
John C. Asbury	$800,000	17.8%
Robert M. Gorman	$412,266	7.0%
Maria P. Tedesco	$470,250	4.5%
David V. Ring	$381,924	3.0%
M. Dean Brown	$359,136	5.0%
Short-Term Incentive Compensation
The MIP, or Management Incentive Plan, is the Company’s short-term incentive compensation plan. The MIP is an annual plan that begins each January 1, the first day of the Company’s fiscal year.
•
The Compensation Committee administers the MIP and has final authority with respect to all matters or disputes relating to the plan.

•
Award payouts range from 0% to 150% of an executive’s target opportunity based on achieving certain levels of performance.

Payouts under the MIP are subject to the terms of the Company’s Compensation Clawback Policy, as well as any similar provisions of applicable law.
In addition, unless the Compensation Committee determines otherwise, no awards will be paid under the MIP, regardless of performance against the specified measures, if  (1) any regulatory agency issues a formal enforcement action, memorandum of understanding or other negative directive action and the Compensation Committee considers it imprudent to pay awards under the MIP, or (2) after a review of the Company’s credit quality measures the Compensation Committee considers it imprudent to pay awards under the MIP.
Taking into consideration the recommendations of Pearl Meyer and the CEO’s recommendations for the other NEOs, the Compensation Committee assigns each NEO an incentive award target as a percentage of year end base salary. The Compensation Committee also assigns each NEO a weighting between the corporate and individual/divisional goals.
Based on the Compensation Committee’s September 2018 executive compensation review indicating that targeted total cash compensation of the Company’s executives was aligned with the market median of the Company’s compensation peer group, the Compensation Committee did not recommend to the Board for approval any changes to the short-term incentive target opportunities for the NEOs. Listed below are each NEO’s targeted percentages and weightings for the 2019 MIP:

Name	Target as a Percentage of Base Salary	Corporate Goal Weighting	Individual/ Divisional Goal Weighting
John C. Asbury	85%	80%	20%
Robert M. Gorman	50%	80%	20%
Maria P. Tedesco	60%	80%	20%
David V. Ring	45%	40%	60%
M. Dean Brown	45%	60%	40%
Corporate Goals
For most NEOs, the largest portion of the MIP payouts is based on achievement of corporate performance measures. The Compensation Committee reviewed and approved the 2019 corporate performance measures and weightings of the MIP taking into consideration quantitative data and considering projected performance in light of events affecting the Company from an economic, regulatory and operational perspective. Target corporate performance is based on the 2019 corporate budget as adjusted for mid-year Board approved initiatives with additional budgeted dollars.
The corporate performance measures and their respective weightings as approved by the Compensation Committee are outlined below (dollars in thousands):
Corporate Performance Measure	Weighting	Threshold	Target	Superior
Net Operating Income	25%	$184,298	$224,300	$246,194
Q4’19 Annualized ROA(1)	20%	1.12%	1.34%	1.46%
Q4’19 Annualized ROTCE(1)	30%	13.50%	16.50%	17.31%
Q4’19 Annualized Efficiency Ratio(1)	25%	54.60%	50.60%	50.13%
	100%

(1)
Performance targets for these goals were established using a projected 4th quarter annualized run rate, versus full year results, to allow for the full realization of cost savings associated with the Access acquisition.

Individual Goals
Most of the NEOs have a smaller portion of their MIP payouts based on individual goals. For each NEO, the CEO evaluates individual performance against the relevant individual/divisional goals, determines whether the NEO met his or her individual goals for the plan year, and provides the information to the Compensation Committee as needed to assist with recommendations and decisions.
In 2019, Mr. Asbury’s individual goals centered on the ability of the Company to deliver on its strategic priorities of portfolio and revenue diversification, core funding growth, digital capability strengthening, management of teammates to achieve higher levels of performance, identification of ways to make banking easier for customers and integration of Access.
Mr. Gorman’s individual goals for 2019 were based on leading and supporting the merger and acquisition strategy and successfully integrating all accounting operations, reporting and treasury functions. In addition, Mr. Gorman was expected to provide leadership in the development of a comprehensive deposit growth and pricing strategy inclusive of the implementation of a market based regional pricing model. In addition, Mr. Gorman’s goals included completing the robotics process automation pilot project within the finance teams, and successfully executing a communication plan around the Company’s name and stock symbol change.
Ms. Tedesco’s individual goals for 2019 included completing an assessment of the organizational design of the business unit leadership to ensure alignment with the corporate strategy and helping to achieve synergies amongst the business units to further improve organic growth. In addition, she was expected to help drive programs to improve operational results and efficiency and to create a culture of customer centricity and differentiated service by enhancing digital capabilities, improving product offerings and leveraging analytics. She was also expected to lead the introduction of the new brand identity and to build awareness and consideration of Atlantic Union Bank and Middleburg Financial.
Mr. Ring’s individual goals for 2019 were developed to ensure the achievement of business results and operational efficiencies. He was expected to play a significant role in achieving the strategic priority of diversifying loan portfolio and revenue streams. In addition, his goals included the successful integration of Access employees and clients. In addition, he was expected to focus on building coaching, training, tools and processes to enhance teammate performance.
Mr. Brown’s individual goals for 2019 primarily centered on driving and supporting the integration efforts associated with the Access acquisition, implementing recommendations to improve efficiency, and preparing the Bank operations teams for participation in the robotics process automation program in 2020. He was expected to re-evaluate the digital support model to help accelerate the implementation of new digital product offerings. In addition, his goals included delivering on business priorities by meeting service level agreements and providing business-level support through the project management office.
Award Payouts
Payouts were made to the NEOs under the 2019 MIP based on their achievement of both corporate and individual goals. The Compensation Committee has discretion under the MIP to withhold or adjust any incentive compensation in its sole discretion as it deems appropriate; the Compensation Committee did not make any adjustments under the MIP for 2019.
The portion of payouts under the 2019 MIP that were based on performance against corporate measures were based on actual corporate results assessed against threshold, target and superior performance levels as described above. Payouts for performance between threshold and superior were calculated using straight line interpolation using a 10% payout for threshold performance, a 100% payout for target performance, and a 150% payout for superior performance. The following table shows the Company’s performance against each corporate performance measure and the resulting payout percentage (dollars in thousands):
Corporate Performance Measure	Weighting	Actual Results		Achievement %	Payout %
Net Operating Income(1)	25%	$223,692	Slightly below target on all measures	100%	99%
Q4’19 Annualized ROA(2)	20%	1.32%		99%	92%
Q4’19 Annualized ROTCE(3)	30%	16.21%		98%	91%
Q4’19 Annualized Efficiency Ratio(4)	25%	51.96%		97%	69%
	100%				88%

(1)
Net operating income is adjusted for the after-tax impact of discontinued operations, OREO valuation adjustments, securities gains, branch closures, Equipment Finance division start-up, loss on debt modification and insurance proceeds on a previously charged off loan.

(2)
The net income amounts utilized in ROA are adjusted for the after-tax impact of discontinued operations, OREO valuation adjustments, securities gains, and loss on the Equipment Finance division start-up.

(3)
The net income amounts utilized in ROTCE are adjusted for the after-tax impact of discontinued operations, OREO valuation adjustments, securities gains, and loss on the Equipment Finance division start-up.

(4)
The noninterest expense utilized in the efficiency ratio is adjusted for the amortization of intangible assets, discontinued operations, impact of Equipment Finance division start-up and OREO valuation adjustments. The noninterest income utilized in this calculation is adjusted for securities gains/losses.

With respect to individual/divisional goals, payouts under the 2019 MIP were based on performance against both qualitative and quantitative goals. The following table describes the respective NEO’s achievement against his or her individual/divisional goals under the MIP for 2019 and the payout percentage, in each case as approved by the Compensation Committee with respect to each NEO:
Name	Actual Results	Payout %
John C. Asbury	Met expectations in his ability to deliver on the strategic priorities and to drive the corporate results through his exemplary leadership style, his engagement in and around potential merger and acquisition activity and his interactions with internal and external customers and overall relationship building.	100%
Robert M. Gorman	Achieved above target performance related to leading and supporting the merger and acquisition strategy and successfully integrating all Access accounting operations, reporting and treasury functions. Also achieved above target performance with respect to providing leadership in the development of a comprehensive deposit growth and pricing strategy. In addition, Mr. Gorman exceeded expectations with respect to successfully completing the robotics process automation pilot project and developing a plan to roll-out across the organization in 2020. He was also successful in executing all deliverables in a timely manner around the Company’s name and stock symbol change.	135%
Maria P. Tedesco	Created leadership team to drive the revenue lines of businesses and realigned areas of responsibility where necessary to improve efficiencies. In addition, made significant achievements with respect to synergies amongst the business units adding to an increased amount of teamwork across lines. In addition, she demonstrated intense focus on improving operational results and efficiency and creating a culture of customer centricity and differentiated service. She also achieved superior ratings with respect to the roll-out of the new brands of Atlantic Union Bank and Middleburg Financial across the franchise, in advertising, media and public relations.	135%
David V. Ring	Achieved above target to superior performance with respect to certain commercial line of business measures including pre-tax net income, controllable expenses, controllable income, loan production and deposit growth. Grew loans by 8.5% despite record payoffs, exceeded non-interest income by $12 million, added municipal finance and equipment lending to suite of loan products, and also added several new Treasury Management products. Launched Treasury Management inside sales team to effectively support branch and business banking clients without the need for a face to face meeting. Successfully integrated Access commercial bankers by moving them into the segmented model and building a northern Virginia business banking team. Developed and published the year end community impact report for the first time at Atlantic Union.	150%
M. Dean Brown	IT provided services, hosted applications, and bank operations services were all delivered within committed service level agreements. There were no major/disruptive cyber incidents and overall phishing defenses were improved through system protections and teammate education. Mr. Brown led the	135%

Name	Actual Results	Payout %
facilities team through significant upgrades, space consolidations and property sales in 2019. Under his direction, the Project Management Office successfully delivered 10 enterprise-wide projects including the execution of all aspects of the acquisition/integration/conversion of Access into Atlantic Union. The companies were integrated achieving all expected efficiencies while maintaining service level agreements and the control environments. The conversion of the core systems and associated processes and procedures was executed flawlessly with virtually no customer impact. Achieved his objective of aligning support and development groups with the digital product teams to ensure strategic alignment of resources and distinction in role clarity.
In early 2020, the Compensation Committee and the Company’s Board of Directors approved the following payouts to the NEOs under the MIP for 2019:
Name	Payout	% of Base Salary
John C. Asbury	$614,720	76.8%
Robert M. Gorman	$200,774	48.7%
Maria P. Tedesco	$274,814	58.4%
David V. Ring	$215,176	56.3%
M. Dean Brown	$172,601	48.1%
Long-Term Incentive Compensation
Long-term incentive compensation is provided to members of the Executive Group to reward them for the execution and achievement of long-term results and to generally align their interests with those of the Company’s shareholders. The Compensation Committee approves long-term incentive compensation awards annually. The Compensation Committee does not time the approval of awards based on information, either positive or negative, about the Company that has not been publicly disseminated.
In making long-term incentive compensation determinations, the Compensation Committee considers the following:
•
the Company’s performance relative to peers;

•
industry-specific survey results;

•
the data and opinions offered by Pearl Meyer, the Compensation Committee’s independent compensation consultant;

•
the Company’s earnings, growth, and risk management practices and results; and

•
in determining the type of award to be granted, the accounting and tax treatment of the award for both the Company and the recipient.

The Company maintains stock ownership guidelines to support the objective of increasing the amount of Company common stock owned by NEOs and certain other members of management to align the financial interests of management with the general financial interests of shareholders, and to ensure that management has a significant stake in the organization’s long-term success.
Stock Incentive Plan
As of December 31, 2019, the Company had outstanding equity awards to NEOs granted under the Atlantic Union Bankshares Corporation Stock and Incentive Plan (“AUB SIP”), previously known as the Union Bankshares Corporation Stock and Incentive Plan and, prior to that, the 2011 Stock Incentive Plan.

The AUB SIP was originally adopted by the Board and approved by the shareholders in 2011 but was amended and restated by the Board on January 29, 2015 and became effective April 21, 2015, when approved by the Company’s shareholders. It was further amended by the Board on May 20, 2019 to reflect the new name of the Company. The AUB SIP makes 2,500,000 shares of the Company’s common stock available for granting stock awards in the form of stock options, restricted stock, restricted stock units, stock awards, performance share units and performance cash awards to eligible employees and non-employee directors of the Company and its subsidiaries. The Compensation Committee administers the AUB SIP and has discretion with respect to determining whether, when, and to whom awards may be granted. The Compensation Committee also determines the terms and conditions for each such award, including any vesting schedule, subject in the case of NEOs to Board approval. As of December 31, 2019, there were 964,713 shares remaining in the AUB SIP for specific grants and awards.
2019 Long-Term Incentive Plan
The Compensation Committee believes that long-term incentive compensation should be balanced between retention and performance incentives and therefore a combination of restricted stock awards and performance share units are used. The Compensation Committee believes that this combination coupled with meaningful stock ownership requirements reduces the risk profile of the awards while ensuring that executives are focused on shareholder value and the long-term success of the Company. Based on a review of market-based vesting schedules for time-based restricted stock awards of its peer group, the Compensation Committee approved a change to the vesting schedule of new restricted stock awards to the Executive Group from a four-year period to a three-year period beginning in 2019. In addition, in order to further align the awards with the interests of shareholders, the weighting of the performance share units was increased from 50% in 2018 and prior years to 60% in 2019. As a result of these changes, the 2019 Long-Term Incentive Plan (“LTIP”) had two components weighted as follows:
•
40% of the executive’s target long-term incentive value was awarded as a restricted stock award vesting in one-third increments on each of the 1st, 2nd and 3rd anniversaries of the date of the grant; and

•
60% of the executive’s target long-term incentive value was awarded as performance share units.

The number of shares and units was calculated using the per share closing price of the Company’s common stock on the NASDAQ market on the grant date approved by the Board.
Executives may earn the performance share unit portion of their awards by achieving certain metrics as established by the Compensation Committee over a three-year performance period. In 2019, the Compensation Committee determined to continue using a measure of relative TSR versus the TSR of banks comprising the KBW Regional Banking Index. Vesting of the performance share unit awards can range from a threshold of 10% (for relative TSR equal to the 25th percentile of the peer banks) to a target of 100% (for relative TSR equal to the 50th percentile of the peer banks) to a maximum of 200% (for relative TSR equal to the 100th percentile). Vesting for performance between the stated percentiles is calculated using straight line interpolation. Relative TSR below the 25th percentile of the peer banks would result in no vesting of the performance share unit awards.
In addition, in the case of performance share units, each award is subject to clawback by the Company as may be required by applicable law, SEC or NASDAQ rule or regulation or the Company’s Compensation Clawback Policy. Pursuant to the Company’s Compensation Clawback Policy, if the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee will require, to the extent appropriate, the surrender of a portion or all of the shares received in payment of the performance share units. The Company has the right to modify future long-term incentive awards should repayment not occur.
2019 Long-Term Incentive Plan Awards
As part of the 2019 LTIP, on February 14, 2019, the Compensation Committee approved and recommended to the Board, which the Board then approved on February 21, 2019, awards of restricted stock and performance share units to the NEOs under the AUB SIP. The chart below shows the 2019 restricted stock and performance share unit awards:
Name	Restricted Stock	Performance Share Opportunity(1)
John C. Asbury	11,179	16,769
Robert M. Gorman	3,918	5,876
Maria P. Tedesco	4,731	7,097
David V. Ring	2,562	3,843
M. Dean Brown	2,208	3,312

(1)
The performance share opportunity is presented as the target number of performance share units.

Stock Ownership Guidelines
The Company’s stock ownership guidelines, as originally adopted in 2013 and amended effective January 1, 2018, were developed based on a review of competitive market practice. Stock ownership guideline levels for the NEOs are as follows:
Participant	Value of Shares Owned
Chief Executive Officer	3x Base Salary
Bank President	2x Base Salary
Chief Financial Officer	2x Base Salary
Other Executive Officers	1x Base Salary
The guidelines state that each executive should achieve the designated level of stock ownership within a five-year period. For a new executive officer, as defined in the guidelines, the five-year period begins on January 1 of the year following his or her date of hire or designation as an executive officer. Prior to meeting the applicable stock ownership level guidelines, an executive officer must retain 50% of the shares received as a result of vesting or exercise of awards granted under the Company’s equity compensation plans.
Each executive officer’s stock ownership level is reviewed annually by the Company and the Compensation Committee. As of the April 2019 review, all current NEOs were in compliance with their respective stock ownership levels, or on target to achieve their respective stock ownership levels by the expiration of the five-year period.
Executive Agreements
Mr. Asbury and Mr. Gorman are the only two NEOs who are covered under individual agreements with the Company. All other NEOs are participants in the Atlantic Union Bankshares Corporation Executive Severance Plan as amended and restated effective May 20, 2019 (the “Executive Severance Plan”).
Employment and Change-in-Control Agreements
John C. Asbury.   The Company entered into an employment agreement on August 23, 2016 with Mr. Asbury (the “Employment Agreement”) that provided for an initial term of three years that ended on December 31, 2019. The employment term automatically renewed on January 1, 2020 and automatically renews annually thereafter each January 1 for an additional calendar year unless the Company gives notice that the employment term will not be extended. Per the terms of the agreement, however, the employment term will not automatically extend beyond December 31 of the year in which Mr. Asbury attains age 65.
Mr. Asbury’s base salary and any recommendations of the Compensation Committee with respect to such salary are reviewed annually by the Board. He is eligible to participate in the Company’s short-term cash and long-term equity incentive plans. Incentive compensation under those plans is at the discretion of the Company’s Board and Compensation Committee.
The Company may terminate Mr. Asbury’s employment without “Cause” (as defined in the Employment Agreement) with thirty days prior written notice to him. Mr. Asbury also may voluntarily terminate his employment with the Company at any time for “Good Reason” (as defined in the Employment Agreement). In the event the Company terminates Mr. Asbury’s employment without Cause or Mr. Asbury voluntarily terminates his employment for Good Reason, or in the event the Company fails to renew the term of Mr. Asbury’s employment for calendar year 2021, the Company will generally be obligated to continue to provide the compensation and benefits specified in the agreement, including base salary, for two years following the date of termination. In the event the Company fails to renew Mr. Asbury’s employment for calendar years 2022 and thereafter, the Company’s obligation to Mr. Asbury will consist of the compensation and benefits specified in the agreement for one year following the date of termination.
In the event of a termination for “Cause” (as defined in the Employment Agreement), Mr. Asbury will be entitled to receive his accrued but unpaid base salary and any unreimbursed expenses he may have incurred before the date of his termination.
If Mr. Asbury dies while employed by the Company, the Company will pay his designated beneficiary or estate an amount equal to Mr. Asbury’s then current base salary for a period of six months after his death.
Mr. Asbury’s Employment Agreement will terminate in the event that there is a change in control of the Company, at which time the Management Continuity Agreement, dated as of August 23, 2016, between the Company and Mr. Asbury, will become effective and any termination benefits will be determined and paid solely pursuant to the Management Continuity Agreement.
Under the terms of Mr. Asbury’s Management Continuity Agreement, the Company or its successor is required to continue in its employ Mr. Asbury for a term of three years after the date of a “Change in Control” (as defined in the Management Continuity Agreement). According to certain provisions, Mr. Asbury will retain commensurate authority and responsibilities and compensation benefits. He will receive a base salary at least equal to that paid in the immediate prior year and a bonus at least equal to the average annual bonus paid for the two years prior to the change in control.
If the employment of Mr. Asbury is terminated during the three years other than for “Cause” or “Disability” (as defined in the Management Continuity Agreement), or if he should terminate employment for “Good Reason” (as defined in the Management Continuity Agreement), Mr. Asbury will be entitled to a lump sum payment, in cash, not later than the first day of the seventh month after the date of termination equal to 2.00 times the sum of his then current base salary and his highest annual bonus paid or payable for the two most recently completed years, and any of his pre-tax reductions or compensation deferrals for the most recently completed year; for 24 months following the date of termination, Mr. Asbury will also continue to be covered under all health and welfare benefit plans of the Company in which he or his dependents were participating immediately prior to the date of termination and the Company will continue the benefit at the same rate applicable to active employees. The Management Continuity Agreement for Mr. Asbury provides for a cutback to the minimum payment and benefits such that the payments do not trigger an excise tax.
Robert M. Gorman.   The Company entered into an employment agreement with Mr. Gorman effective as of July 17, 2012. Mr. Gorman’s agreement had an initial term of two and-a-half years, and automatically renews annually for an additional calendar year upon the expiration of the initial term unless the Company gives notice that the employment term will not be extended. His Employment Agreement contains substantially similar terms to Mr. Asbury’s Employment Agreement. Mr. Gorman’s Employment Agreement will terminate in the event there is a change in control of the Company, at which time the Amended and Restated Management Continuity Agreement between him and the Company originally dated July 17, 2012 and amended as of December 7, 2012 will become effective and any termination benefits will be determined and paid solely pursuant to that agreement. Mr. Gorman’s Management Continuity Agreement also contains substantially similar terms to Mr. Asbury’s Management Continuity Agreement.

Maria P. Tedesco, M. Dean Brown & David V. Ring.   Ms. Tedesco and Messrs. Brown and Ring are participants in the Company’s Executive Severance Plan and are entitled to certain severance benefits upon termination of employment under specified termination events, as described further below.
Executive Severance Plan
The Executive Severance Plan provides benefits to certain key or critical employees of the Company, including but not limited to, all of the Company’s NEOs other than the Chief Executive Officer, in the event of  (i) the involuntary termination of the employee’s employment by the Company without cause (as defined in the Executive Severance Plan) or (ii) the involuntary termination of the employee’s employment by the Company without cause (as defined in the Executive Severance Plan) or by the employee for good reason (as defined in the Executive Severance Plan) within three years following a change in control of the Company (as defined in the Executive Severance Plan). The plan’s provisions do not apply to the Company’s CFO as he continues to have employment and management continuity agreements that provide severance or severance type benefits.
The Executive Severance Plan provides post-termination benefits for eligible executives in the case of a qualifying involuntary termination without cause (as defined in the Executive Severance Plan) that is not in connection with, or occurs more than three years following, a change in control of the Company. These benefits consist of:
•
a lump sum payment equal to the executive’s annual base salary at the time of termination, plus an amount equal to the executive’s annual incentive bonus paid or payable for the prior year pro-rated for the then-current calendar year through the termination date;

•
a lump sum payment equal to 12 times the Company-paid monthly subsidy for group health and dental plans;

•
outplacement services for 12 months provided in accordance with Company guidelines; and

•
any earned but unpaid obligations under any other benefit plan of the Company (“accrued obligations”).

The plan also provides enhanced post-termination benefits for eligible executives in the case of a qualifying termination without cause (as defined in the Executive Severance Plan) or for good reason (as defined in the Executive Severance Plan) that occurs within three years following a change in control of the Company. These enhanced post-termination change in control benefits are provided in a tiered structure. The Company’s Section 16 officers who are eligible executives (which includes Ms. Tedesco, Messrs. Brown and Ring) and the Chief Audit Executive are “Tier 1 Executives,” and all other eligible executives are “Tier 2 Executives.” The post-termination change in control benefits for each tier of executives under the plan consist of:
Tier 1
•
a lump sum payment equal to two times the sum of the executive’s annual base salary at the time of termination plus an amount equal to the executive’s highest annual incentive bonus paid or payable, including by reason of deferral, for the two most recently completed years;

•
a lump sum payment equal to 24 times the Company-paid monthly subsidy for group health and dental plans;

•
outplacement services for 12 months provided in accordance with Company guidelines; and

•
any accrued obligations.

Tier 2
•
a lump sum payment equal to the executive’s annual base salary at the time of termination plus an amount equal to the executive’s highest annual incentive bonus paid or payable, including by reason of deferral, for the two most recently completed years;

•
a lump sum payment equal to 12 times the Company-paid monthly subsidy for group health and dental plans;

•
outplacement services for 12 months provided in accordance with Company guidelines; and

•
any accrued obligations.

In the case of a qualifying termination with or without a change in control, an executive must execute and not revoke a release of claims and non-solicitation agreement with the Company in the form provided by the Company to receive benefits (other than the accrued obligations). An executive who is a party to another agreement with the Company that provides severance or severance type benefits upon termination of employment may not receive post-termination benefits under the plan. In addition, no benefits will be paid to the extent they are duplicative of benefits under other plans or agreements with the Company.
The Company, with the approval of its Board (or the Compensation Committee, in accordance with the Company’s bylaws), has the right to amend, modify or terminate the Executive Severance Plan at any time if it determines that it is necessary or desirable to do so.
Potential Post-Employment Payments
Estimated potential payments to members of the Executive Group, upon the termination of their employment, including a termination following a change in control, if applicable, are set forth in the Potential Payments Upon Termination or Change In Control table.
Executive Perquisites and Other Benefits
The Company also provides limited perquisites to members of its Executive Group. In accordance with the Company’s vehicle policy, Messrs. Asbury and Ring and Ms. Tedesco are provided with Company-owned and -maintained vehicles for business use, and any personal use thereof is considered a perquisite to the NEO, as reflected in the 2019 All Other Compensation Table. In addition, as part of their offers of employment, Ms. Tedesco and Mr. Ring received relocation assistance benefits in 2018.
All NEOs are covered under a financial planning allowance program that provides for reimbursement of certain financial planning expenses up to a $10,000 (net of taxes) annual limit. The Company also provides to all NEOs the benefit of an executive health program including an annual physical and concierge membership.
In 2019 the Company added an executive benefit to provide additional long-term disability coverage, to executives who are unable (due to plan restrictions) to obtain the 60% of base salary coverage under the Company’s standard Long-Term Disability benefit. All of the NEOs are covered under this program.
All members of the Executive Group currently have mobile devices, which are considered integral to the performance of their jobs and are paid for by the Company (in accordance with the Company’s cell phone policy).
Other Benefits and Agreements
All members of the Executive Group are eligible to participate in the health and welfare benefit programs available to all of the Company’s employees. These programs include medical, dental, and vision coverages, short- and long-term disability plans, and life insurance. All members of the Executive Group are also eligible to participate in the Employee Stock Ownership Plan sponsored by the Company.
In addition, the Company has a 401(k) profit sharing plan. All members of the Executive Group participate in this plan and are fully vested in their own contributions. The Company’s discretionary matching contributions vest at 100% upon two years of service.
The Company and Mr. Gorman are parties to bank owned life insurance (“BOLI”) agreements. Generally, under each BOLI agreement, the Company has applied to a reputable insurance company for an insurance policy on the executive’s life. The insured executive is requested to designate his beneficiary upon death. A death benefit will be paid to the executive’s designated beneficiary, or to his estate, as may be applicable, under the provisions of the applicable agreement, and a death benefit will also be paid to the Company. Any death benefit paid to the Company will be in excess of any death benefit paid to the insured executive’s designated beneficiary. The Company entered into BOLI agreements with Mr. Gorman in 2014 and 2015, both of which carry a death benefit for his designated beneficiary or estate of  $100,000.
Executive Compensation in 2020
In November 2019, the Compensation Committee began an executive compensation review with data and analyses provided by Pearl Meyer, its independent compensation consultant. The purpose of the review is to assess the market competitiveness of current compensation against updated data for the selected peer group of base salaries, short-term and long-term incentive targets to assist in making decisions for 2020. The review indicated that in the aggregate compensation levels fell within the competitive range for each pay component (i.e., plus or minus ten percent of the market median); however, competitive positioning varied by individual executive.
Compensation Levels Relative to Peer Group
Element	Percent of Median
Base Salaries	99%
Actual Total Cash Compensation	101%
Target Total Cash Compensation	101%
Target Total Direct Compensation	100%
In February 2020, the Compensation Committee met and approved new base salaries for the NEOs. The new NEO base salaries were approved by the Board on February 20, 2020 as follows:
Name	2020 Base Salary	2020 % Increase
John C. Asbury	$832,000	4.0%
Robert M. Gorman	$424,634	3.0%
Maria P. Tedesco	$489,060	4.0%
David V. Ring	$393,382	3.0%
M. Dean Brown	$369,910	3.0%
The Compensation Committee and Board of Directors also approved a change in the short-term incentive opportunities for Messrs. Asbury and Gorman and Ms. Tedesco, and in the long-term incentive opportunities for all of the NEOs. As a result, the target incentive opportunities for the NEOs for 2020 are as follows:
Name	2020 Short-Term Target as % of Base Salary	2020 Long-Term Target as % of Base Salary
John C. Asbury	90%	135%
Robert M. Gorman	55%	100%
Maria P. Tedesco	65%	105%
David V. Ring	45%	70%
M. Dean Brown	45%	65%

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears above in this proxy statement. Based on its reviews and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
Respectfully submitted by the members of the Compensation Committee,
Linda V. Schreiner, Chairman
Beverley E. Dalton
Frank Russell Ellett
Thomas P. Rohman
F. Blair Wimbush

EXECUTIVE COMPENSATION
Summary Compensation Table
The following Summary Compensation Table provides information on the compensation accrued or paid by the Company or its subsidiaries during the years indicated for the NEOs.
2019 SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation (MIP)(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
John C. Asbury President and Chief Executive Officer, Atlantic Union Bankshares Corporation and Chief Executive Officer, Atlantic Union Bank	2019	779,875	—	999,979	—	614,720	—	86,995	2,481,569
	2018	674,375	—	815,096	—	782,904	—	60,129	2,332,504
	2017	650,000	—	552,492	—	479,816	—	48,698	1,731,006
Robert M. Gorman EVP and Chief Financial Officer, Atlantic Union Bankshares Corporation	2019	407,771	—	350,429	—	200,774	—	29,803	988,777
	2018	383,425	—	269,729	—	261,230	—	29,761	944,145
	2017	372,257	—	243,676	—	192,908	—	30,029	838,870
Maria P. Tedesco(4) EVP, Atlantic Union Bankshares Corporation and President, Atlantic Union Bank	2019	466,875	—	423,206	—	274,814	—	71,645	1,236,540
	2018	114,375	100,000	300,017	—	—	—	314,838	829,230
	2017	—	—	—	—	—	—	—	—
David V. Ring(4) EVP, Atlantic Union Bankshares Corporation and Commercial Banking Group Executive, Atlantic Union Bank	2019	380,070	—	229,171	—	215,176	—	32,713	857,130
	2018	369,000	75,000	203,905	—	238,276	—	112,584	998,765
	2017	94,500	—	75,008	—	43,433	—	3,105	216,046
M. Dean Brown EVP, Atlantic Union Bankshares Corporation and Chief Information Officer & Head of Banking Operations, Atlantic Union Bank	2019	356,286	—	197,506	—	172,601	—	41,485	767,878
	2018	340,374	—	188,122	—	208,093	—	42,188	778,777
	2017	330,460	—	149,447	—	166,698	—	28,344	674,949

(1)
The amounts reported reflect the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation — Stock Compensation. Stock awards consist of both restricted and performance-based awards. The performance-based awards in the above table assume the probable outcome of performance conditions is equal to the targeted potential value of the awards, which is less than the maximum performance level. The grant date fair values of the performance-based awards in the table above, based on achievement of the maximum performance level, would be as follows:

	2019	2018	2017
Asbury	$1,199,990	$815,096	$552,492
Gorman	$420,487	$269,728	$187,070
Tedesco	$507,861	$600,034	—
Ring	$275,005	$203,904	—
Brown	$237,007	$188,122	$149,448
Restricted awards vest over periods ranging from one to four years. For valuation and discussion of the assumptions related to restricted and performance-based awards, refer to the Company’s 2019 Form 10-K Note 16 “Employee Benefits and Stock Based Compensation” of the notes to the consolidated financial statements.

(2)
Represents cash award for individual and company performance under the MIP based upon achievement of specific goals approved by the Company’s Compensation Committee. Achievement of specific goals and amount of cash award are determined by the Company’s Compensation Committee and submitted to the Company’s Board for approval.

(3)
The details of the components of this column are provided in a separate table below.

(4)
Ms. Tedesco joined the Company on September 28, 2018 and Mr. Ring joined the Company on September 27, 2017.

2019 ALL OTHER COMPENSATION TABLE
Name	Company Contributions to Retirement and 401(k) Plans ($)	Dividends on Restricted Stock Awards(1) ($)	Other Plan Payments(2) ($)	BOLI Income ($)	Other Benefits(3) ($)	Total ($)
John C. Asbury	11,200	31,106	19,045	—	25,644	86,995
Robert M. Gorman	11,200	11,871	6,440	292	—	29,803
Maria P. Tedesco	11,200	3,454	5,393	—	51,598	71,645
David V. Ring	11,200	5,934	5,405	—	10,174	32,713
M. Dean Brown	11,200	8,320	5,022	—	16,943	41,485

(1)
The executives receive the same cash dividends on restricted shares as holders of regular common stock.

(2)
Represents contributions made by the Company to the Employee Stock Ownership Plan on behalf of the individuals. Also includes premiums paid on supplemental long-term disability benefits for each executive under the Supplemental Individual Disability Plan.

(3)
Represents income associated with the personal use of Company owned vehicles for Messrs. Asbury and Ring and Ms. Tedesco, financial planning services for Messrs. Asbury and Brown, executive health benefits for Messrs. Asbury, Brown and Ring and Ms. Tedesco, and country club dues for Ms. Tedesco.

Stock Option Grants and Stock Awards in 2019
The Grants of Plan-Based Awards in 2019 table and the Outstanding Equity Awards at Fiscal Year End 2019 table provide information for both non-equity and equity incentive plan awards, if any, and all other stock option grants and stock awards. The awards made to each NEO are also included in the Summary Compensation Table and represent a portion of the long-term incentive compensation available to the executive for the period January 2019 through December 2021.
The following table provides information with regard to the stock awards granted during 2019 (and reported as Stock Awards in the Summary Compensation Table) and the annual cash incentive compensation award opportunity for 2019 for the NEOs.

GRANTS OF PLAN-BASED AWARDS IN 2019
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Option and Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John C. Asbury	N/A	68,000	680,000	1,020,000	—	—	—	—	—	—	—
	2/21/2019	—	—	—	—	—	—	11,179	—	—	399,984
	2/21/2019	—	—	—	1,677	16,769	33,538	—	—	—	599,995
Robert M. Gorman	N/A	20,613	206,133	309,200	—	—	—	—	—	—	—
	2/21/2019	—	—	—	—	—	—	3,918	—	—	140,186
	2/21/2019	—	—	—	588	5,876	11,752	—	—	—	210,243
Maria P. Tedesco	N/A	28,215	282,150	423,225	—	—	—	—	—	—	—
	2/21/2019	—	—	—	—	—	—	4,731	—	—	169,275
	2/21/2019	—	—	—	710	7,097	14,194	—	—	—	253,931
David V. Ring	N/A	17,187	171,866	257,799	—	—	—	—	—	—	—
	2/21/2019	—	—	—	—	—	—	2,562	—	—	91,668
	2/21/2019	—	—	—	384	3,843	7,686	—	—	—	137,503
M. Dean Brown	N/A	16,161	161,611	242,417	—	—	—	—	—	—	—
	2/21/2019	—	—	—	—	—	—	2,208	—	—	79,002
	2/21/2019	—	—	—	331	3,312	6,624	—	—	—	118,503

(1)
Represents cash award for individual and Company performance under the MIP based upon achievement of specific goals. The annual cash incentive awards earned by the NEOs in 2019 under the MIP are shown in the Summary Compensation Table under the column captioned “Non-Equity Incentive Plan Compensation.” Maximum represents the potential payout for performance that exceeds expectations.

(2)
Reflects performance share unit awards. The awards vest based on the achievement of TSR compared to companies comprising the KBW Regional Banking Index at the end of a three-year performance period. Vesting of the performance share unit awards can range from a threshold of 10% (for relative TSR equal to the 25th percentile of the peer banks) to a target of 100% (for relative TSR equal to 50th percentile of the peer banks) to a maximum of 200% (for relative TSR equal to 100th percentile). Vesting for performance between the stated percentiles is calculated using straight line interpolation. Relative TSR below the 25th percentile of the peer banks will result in no vesting of the performance share unit awards. Any stock units earned will be paid during the first two and a half months after the end of the performance period.

(3)
Reflects time-based restricted stock awards.

(4)
The amounts reported reflect the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation — Stock Compensation. The grant date per share fair value for both the restricted and performance-based awards was based on the per share closing price of the Company’s common stock on the grant date. The performance-based awards in the above table assume the probable outcome of performance conditions is equal to the target potential value of the awards. Restricted awards have vesting periods between one and four years from the date of grant. For valuation and discussion of the assumptions related to restricted and performance-based awards, refer to the Company’s 2019 Form 10-K Note 16 of the notes to the consolidated financial statements on “Employee Benefits and Stock Based Compensation”.

The following table shows certain information regarding outstanding awards for non-vested stock (includes restricted and performance stock) at December 31, 2019 for the NEOs. None of the NEOs held any outstanding stock options as of December 31, 2019. This table discloses outstanding awards whose ultimate value is unknown and has not been realized (i.e., dependent on future results of certain measures).
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019
		STOCK AWARDS
Name	Grant Date or Performance Period	Number of Shares of Stock That Have Not Vested(1) (#)	Market Value of Shares of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested(2) ($)
John C. Asbury	2/23/2017	7,416	278,471	—	—
	2/22/2018	10,897	409,182	—	—
	2/21/2019	11,179	419,771	—	—
	1/1/2017 – 12/31/2019	—	—	7,416	278,471
	1/1/2018 – 12/31/2020	—	—	10,897	409,182
	1/1/2019 – 12/31/2021	—	—	16,769	629,676
Robert M. Gorman	2/25/2016	2,007	75,363	—	—
	2/23/2017	2,511	94,288	—	—
	2/22/2018	3,606	135,405	—	—
	2/21/2019	3,918	147,121	—	—
	1/1/2017 – 12/31/2019	—	—	2,511	94,288
	1/1/2018 – 12/31/2020	—	—	3,606	135,405
	1/1/2019 – 12/31/2021	—	—	5,876	220,644
Maria P. Tedesco	2/21/2019	4,731	177,649	—	—
	11/1/2018 – 10/31/2021	—	—	8,671	325,596
	1/1/2019 – 12/31/2021	—	—	7,097	266,492
David V. Ring	11/1/2017	1,100	41,305	—	—
	2/22/2018	2,726	102,361	—	—
	2/21/2019	2,562	96,203	—	—
	1/1/2018 – 12/31/2020	—	—	2,726	102,361
	1/1/2019 – 12/31/2021	—	—	3,843	144,305
M. Dean Brown	2/25/2016	1,603	60,193	—	—
	2/23/2017	2,006	75,325	—	—
	2/22/2018	2,515	94,438	—	—
	2/21/2019	2,208	82,910	—	—
	1/1/2017 – 12/31/2019	—	—	2,006	75,325
	1/1/2018 – 12/31/2020	—	—	2,515	94,438
	1/1/2019 – 12/31/2021	—	—	3,312	124,366

(1)
This column represents restricted stock awards. Restricted awards vest over one to four years from date of grant.

(2)
The market value of the stock awards that have not vested, as shown in the above table, was determined based on the per share closing price of the Company’s common stock on December 31, 2019 ($37.55). The shares subject to performance vesting are reported in this table at the target level of achievement in accordance with the SEC rules.

(3)
This column represents performance share unit awards. The performance-based shares ultimately received by an NEO are based upon the achievement of specific goals. The actual payout of shares, if any, will be determined by a non-discretionary formula which measures the Company’s performance over a three-year period and is subject to approval by the Company’s Compensation Committee in its sole discretion for such three-year periods.

Stock Option Exercises and Stock Vested in 2019
The following table provides information that is intended to enable investors to understand the value of the equity realized by the NEOs upon the vesting of stock during the most recent fiscal year. None of the NEOs exercised any options during 2019.
OPTION EXERCISES AND STOCK VESTED IN 2019
	Restricted Stock Awards		Performance Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John C. Asbury	7,556	283,577	38,539	1,459,087
Robert M. Gorman	5,269	188,438	4,415	141,148
Maria P. Tedesco	—	—	—	—
David V. Ring	550	20,642	—	—
M. Dean Brown	3,604	121,109	3,528	112,790
The value realized is the gross number of shares that vested multiplied by the closing stock price of the Company’s common stock on the date of vesting. For purposes of this table, where a vesting date was a non-business day, the Company’s common stock closing price on the business day prior to the vesting date was used.
Deferred Compensation Plans
The Company offers a nonqualified deferred compensation plan administered by the Virginia Bankers Association (“VBA”) Benefits Corporation under which eligible executives and non-employee directors may elect annually to defer compensation paid to them by the Company. The VBA’s nonqualified deferred compensation plan is a defined contribution plan under which contributions are posted to the participant’s account and the account is credited with earnings commensurate with the elected investments. These investments are held in a “rabbi trust” administered by the VBA Benefits Corporation. The funds are to be held in the rabbi trust until such time as the executive or director is entitled to receive a distribution. During 2019, none of the current NEOs participated in or had an account balance in the nonqualified deferred compensation plan.
Retirement Plans
The Company does not participate in a defined benefit retirement plan; however, the Company does have a defined contribution plan for all eligible employees, including the members of the Executive Group. This plan is known formally as the Atlantic Union Bankshares Corporation 401(k) Profit Sharing Plan, or informally as the 401(k) Plan. All members of the Executive Group currently participate in the 401(k) Plan. Each NEO participant is fully vested in his or her own contributions to the 401(k) Plan. The Company provides discretionary matching contributions to plan participants. The Company’s matching contributions are fully vested after two years.
Post-employment Compensation
As discussed in the Compensation Discussion and Analysis above, each of Messrs. Asbury and Gorman have entered into an employment agreement and a management continuity agreement or “change in control” agreement with the Company, as the same may have been amended or restated. In addition, Messrs. Brown and Ring and Ms. Tedesco are eligible to receive benefits under the Company’s Executive Severance Plan. The following table provides the estimated potential payments that would be due to each of the executives under certain termination scenarios, if termination had occurred as of December 31, 2019. Under no current scenario will any executive officer be entitled to a tax gross-up provision if his or her parachute payment exceeds IRS limits.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Name	Benefit	Before Change in Control Termination Without Cause or for Good Reason	After Change in Control Termination Without Cause or for Good Reason	Death Benefits	Disability Benefits(1)
John C. Asbury	Post-Termination Compensation	$2,214,720	$3,780,528	$400,000	$—
	Early vesting of Restricted Stock	—	1,107,425	1,107,425	1,107,425
	Health care benefits continuation	17,496	17,496	8,748	8,748
	Early vesting of Performance Stock	—	1,317,329	761,151	761,151
	Total Value	$2,232,216	$6,222,778	$2,277,324	$1,877,324
Robert M. Gorman	Post-Termination Compensation	$1,025,306	$1,547,766	$206,133	$—
	Early vesting of Restricted Stock	—	452,177	452,177	452,177
	Health care benefits continuation	8,748	17,496	—	8,748
	Early vesting of Performance Stock	—	450,337	258,106	258,106
	Total Value	$1,034,054	$2,467,776	$916,416	$719,031
Maria P. Tedesco	Post-Termination Compensation	$470,250	$940,500	$—	$—
	Early vesting of Restricted Stock	177,649	177,649	177,649	177,649
	Health care benefits continuation	8,748	17,496	—	—
	Early vesting of Performance Stock	215,451	592,088	215,451	215,451
	Total Value	$872,099	$1,727,733	$393,100	$393,100
David V. Ring	Post-Termination Compensation	$597,100	$1,240,400	$—	$—
	Early vesting of Restricted Stock	239,869	239,869	239,869	239,869
	Health care benefits continuation	8,748	17,496	—	—
	Early vesting of Performance Stock	116,342	246,666	116,342	116,342
	Total Value	$962,060	$1,744,431	$356,211	$356,211
M. Dean Brown	Post-Termination Compensation	$531,737	$1,134,458	$—	$—
	Early vesting of Restricted Stock	312,867	312,867	312,867	312,867
	Health care benefits continuation	8,748	17,496	—	—
	Early vesting of Performance Stock	179,739	294,129	179,739	179,739
	Total Value	$1,033,091	$1,758,950	$492,606	$492,606

(1)
In addition to the amounts shown, each of the NEOs would be eligible upon disability to receive annual long-term disability benefits equal to 60% of their base salary under the Atlantic Union Bankshares Corporation Long Term Disability Plan and Supplemental Individual Disability Plan.

CEO COMPENSATION PAY RATIO
The additional information below describes the relationship of the CEO’s annual total compensation to the annual total compensation of a median employee of the Company as required by SEC rules.
There has been no change in our employee population or compensation arrangements that the Company believes would significantly impact this disclosure and, therefore, the same median employee is being used as was used in our 2018 and 2019 proxy statements. The impact of the Access acquisition during 2019 on the Company’s employee population was considered, and it was determined that the distribution and compensation of the employees across the jobs within the Company was not significantly altered as a result of the acquisition and thus there would be no impact on the selection of the median employee.
The following approach was previously utilized to identify the median of the annual total compensation of all of the Company’s employees, other than the CEO. As of December 31, 2017, the Company’s employee population consisted of approximately 1,467 individuals with 100% of the individuals located in the

United States. This population consisted of all of the Company’s full-time and part-time employees. The median of the annual total compensation of all employees (excluding the CEO) was determined by looking at the total of all salaries, wages, bonuses, and all other earnings as reported in the payroll records of the Company from January 1, 2017 to December 31, 2017. Using this compensation measure, which was consistently applied to all employees, the median employee of the Company was identified.
The 2019 annual total compensation of the median employee was determined by adding together the same components of compensation that are required to be included in the 2019 Summary Compensation Table included herein for the CEO and other NEOs.
The comparison of the annual total compensation of the median employee as described above to the annual total compensation of the CEO as reported in the “Total” column of the Summary Compensation Table included herein results in the following:
•
The annual total compensation of the median employee for 2019 was $47,733.

•
The annual total compensation of Mr. Asbury, the CEO, for 2019 was $2,481,569.

•
The ratio of the annual total compensation of the median employee to the CEO is 1:52.

This ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
DISCLOSURE OF CERTAIN LEGAL PROCEEDINGS
Each of the Company’s directors and executive officers has certified that for a period of the preceding ten years he or she has not been involved in any legal proceedings that could reflect on his or her competence and integrity to serve as a director or executive officer, or in any of the following types of legal proceedings: any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity; any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws and regulations, or any settlement of such actions; and, any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.
INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS
The charter of the Company’s Audit Committee requires that the Audit Committee approve any related party transactions, as defined in Item 404 of Regulation S-K under the Exchange Act. In connection with the Audit Committee’s review, it is advised of the material facts relating to the transaction and makes a determination whether it is in the best interests of the Company to engage in the transaction.
Certain directors and officers of the Company and its subsidiaries and members of their immediate families, and corporations, partnerships and other entities with which such persons are associated, are customers of the Company’s wholly owned bank subsidiary, Atlantic Union Bank, or its registered investment advisers, Old Dominion Capital Management, Inc. (and its subsidiary, Outfitter Advisors, Ltd.) and Dixon, Hubard, Feinour & Brown, Inc. As such, these persons engaged in transactions with the Company and its subsidiaries in the ordinary course of business during 2019 and will have additional transactions with these companies in the future. All loans extended and commitments to lend by Atlantic Union Bank to such persons have been made in the ordinary course of business upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and do not involve more than the normal risk of collection or present other unfavorable features.

DELINQUENT SECTION 16(a) Reports
Pursuant to Section 16(a) of the Exchange Act, directors, certain officers, and beneficial owners of greater than 10% of the Company’s common stock are required to file reports with the SEC indicating their holdings of and transactions in the Company’s common stock. To the Company’s knowledge, these insiders of the Company complied with all SEC filing requirements during 2019, except for one late filing on Form 4 by Dr. Smoot who retired from the Board of Directors in May 2019.
OTHER MATTERS
As of the date of this proxy statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with the recommendation of the Board of Directors.
SHAREHOLDER PROPOSALS
In order for a shareholder proposal to be considered for possible inclusion in the 2021 proxy statement, it must comply with SEC Rule 14a-8 and be received by the Company on or before November [20], 2020. To be considered for presentation at the 2021 annual meeting of shareholders, although not included in the Company’s proxy statement, notice of such proposal must comply with the Company’s bylaws and must be received by the Company no earlier than the close of business on January 5, 2021 and no later than the close of business on February 4, 2021. All shareholder proposals should be sent to the attention of the Company’s Corporate Secretary, Atlantic Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219. The proxy solicited by the Board for the 2021 annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposal presented at the meeting if the Company has not received notice of such proposal by this deadline, in writing delivered to the Company’s Corporate Secretary.
ADDITIONAL INFORMATION
“Householding” of Proxy Materials.   The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement (with separate proxy cards for each shareholder sharing the same address) to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You may notify the Company by sending a written request to the Company’s Corporate Secretary, Atlantic Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219.
Annual Report to Shareholders.   The Company’s 2019 Annual Report to Shareholders, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (without exhibits), as filed with the SEC, is being mailed with this proxy statement to those shareholders that receive a copy of the proxy materials in the mail. For those shareholders that received the Notice of Internet Availability, this proxy statement and the 2019 Annual Report to Shareholders are available at: http://www.edocumentview.com/AUB. You may also obtain a copy of the Company’s 2019Annual Report to Shareholders, without charge, by sending a written request to: Corporate Secretary, Atlantic Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219. The Company will provide copies of the exhibits to the Annual Report on Form 10-K for the year ended December 31, 2019 upon receipt of a request addressed to the Corporate Secretary and payment of a reasonable fee.

Appendix A
Articles of Incorporation
V. Directors
The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of such number of ~~directors~~ Directors as may be fixed from time to time in the ~~bylaws~~ Bylaws or by resolution adopted by the affirmative vote of a majority of the Directors then in office. ~~The~~ Until the 2021 annual meeting of shareholders, the Directors shall be and are divided into three classes, designated as Class I, Class II, and Class III. ~~Each class shall consist, as nearly as may be possible, of one third of the total number of Directors constituting the entire Board of Directors, with one class to be originally elected for a term of one year, another class to be originally elected for a term expiring in two years, and another class to be originally elected for a term of three years. At each succeeding annual meeting of shareholders beginning in 993, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three year term. If the number of Directors has changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, but in no case will a decrease in the number of~~, as nearly equal in number as possible, with Directors ~~shorten the term of any incumbent Director. A Director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to~~ of each class elected, subject to Article II, Section 8 of the Corporation’s Bylaws, to hold office until the third annual meeting of shareholders following the Director’s election and until a successor shall have been elected and qualified or until the Director’s prior death, resignation, ~~retirement, disqualification or removal from office~~ or removal. Notwithstanding the foregoing and without shortening the term of any Director previously elected, (i) at the 2021annual meeting of shareholders, the Director nominees whose terms expire at that meeting shall be elected to hold office until the 2022 annual meeting of shareholders, (ii) at the 2022 annual meeting of shareholders, the Director nominees whose terms expire at that meeting shall be elected to hold office until the 2023 annual meeting of shareholders and (iii) at the 2023 annual meeting of shareholders and each annual meeting of shareholders thereafter, all Director nominees shall be elected to hold office until the next annual meeting of shareholders and until a successor is elected and qualified or until the Director’s prior death, resignation or removal.
Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Serial Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such Directorships shall be governed by the terms of these Articles of Incorporation applicable thereto~~, and such Directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms~~.
If the office of any Director shall become vacant, the Directors then in office, whether or not a quorum, may by majority vote choose a successor who shall hold office until the next annual meeting of shareholders. In such event, if applicable, the successor elected by the shareholders at that annual meeting shall hold office for a term that shall coincide with the remaining term of the class of Directors to which that person has been elected. Vacancies resulting from the increase in the number of Directors shall be filled in the same manner.
Directors of the Corporation may be removed by shareholders of the Corporation only for cause and with the affirmative vote of at least two-thirds of the outstanding shares entitled to vote.
Advance notice of shareholder nominations for the election of Directors shall be given in the manner provided in the Bylaws of the Corporation.

A-1

Appendix B
Articles of Incorporation
VI. Indemnification and Limit on Liability
(a)   Mandatory Indemnification.   To the full extent permitted by the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, ~~each Director and officer shall be indemnified by the Corporation against liabilities, fines, penalties and claims imposed upon or asserted against him (including amounts paid in settlement) by reason of having been such Director or officer, whether or not then continuing so to be, and against all expenses (including counsel fees) reasonably incurred by him in connection therewith, except in relation to matters as to which he shall have been finally adjudged liable by reason of his~~ the Corporation shall indemnify (i) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he or she is or was a Director or officer of the Corporation, or (ii) any Director or officer who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him or her in connection with such proceeding unless he or she engaged in willful misconduct or a knowing violation of ~~criminal law in the performance of his duty as such Director or officer. The determination that the indemnification under this subsection (a) is permissible shall be made as provided by law. The right of indemnification hereby provided shall not be exclusive of any other rights to which any Director or officer may be entitled.~~ the criminal law. A person is considered to be serving an employee benefit plan at the Corporation’s request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested Directors, to enter into a contract to indemnify any Director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.
(b)   Limitation of Liability.   To the full extent permitted by the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, in any proceeding brought by a shareholder ~~of the Corporation~~ in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, ~~a director~~ no Director or officer of the Corporation shall ~~not~~ be liable ~~in any~~ to the Corporation or its shareholders for monetary ~~amount for~~ damages ~~arising out of or resulting from a single~~ with respect to any transaction, occurrence or course of conduct, ~~provided that the elimination of liability herein set forth shall not be applicable if the Director or officer~~ whether prior or subsequent to the effective date of this Article VI, except for liability resulting from such person’s having engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.
(c)    Agents and Employees.   The ~~Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested Directors, to~~ Corporation may indemnify or contract in advance to indemnify any person not specified in subsection (a) of this Article VI against liabilities, fines, penalties and claims imposed upon or asserted against him or her (including amounts paid in settlement) by reason of having been an employee, agent or consultant of the Corporation, whether or not then continuing so to be, and against all expenses (including counsel fees) ~~reasonably~~ incurred by him or her in connection therewith, to the same extent as if such person were specified as one to whom indemnification is granted in subsection (a) of this Article VI.
(d)   References.   In this Article VI:
(i)   “Liability” means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or expenses incurred with respect to a proceeding.
(ii)   “Party” means an individual who was, is, or is threatened to be made a defendant or respondent in a proceeding.
(iii)   “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

Every reference in this Article ~~to Director, officer, employee, agent or consultant shall include (i) every Director, officer, employee, agent or consultant of the Corporation or any corporation the majority of the voting stock or which is owned directly or indirectly by the Corporation, (ii) every former Director, officer, employee, agent or consultant of the Corporation, (iii) every person who may have~~ VI to Directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. Every reference in this Article VI to Directors or officers shall also include every person who served at the request of ~~or on behalf of~~ the Corporation ~~as a Director, officer, employee, agent, consultant or~~ or one of its subsidiaries as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other ~~entity, and (iv) in all of such cases, his~~ enterprise, and their respective heirs, executors and administrators.
(e)   Effective Date.   The provisions of this Article VI shall be applicable ~~from and after its adoption even though some or all of the underlying conduct or events relating to such a proceeding may have occurred before~~ to all proceedings commenced after its adoption by the shareholders of the Corporation, arising from any act or omission, whether occurring before or after such adoption. No amendment~~, modification~~ or repeal of this Article VI shall ~~diminish~~ have any effect on the rights provided ~~hereunder to any person arising from conduct or events~~under this Article VI with respect to any act or omission occurring before the adoption of such amendment~~, modification~~ or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to provide any indemnity under this Article VI and shall promptly pay or reimburse all reasonable expenses, including attorneys’ fees, incurred by any such Director or officer in connection with such actions and determinations or proceedings of any kind arising therefrom.
(f)   Change in Control.   In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, and notwithstanding subsection (h) of this Article VI, any determination as to indemnification and ~~advancements~~ advancement of expenses with respect to any claim for indemnification made pursuant to ~~Subsection (a) of~~ this Article VI shall be made by special legal counsel agreed upon by the Board of Directors and the ~~proposed indemnitee~~ applicant. If the Board of Directors and the ~~proposed indemnitee~~ applicant are unable to agree upon such special legal counsel, the Board of Directors and the ~~proposed indemnitee~~ applicant each shall select a nominee, and the nominees shall select such special legal counsel. If the nominees are unable to agree upon such special legal counsel, such special legal counsel shall be selected upon application to a court of competent jurisdiction.
(g)   Advancement of Expenses.   The Corporation shall pay for or reimburse the expenses incurred by any Director or officer who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under subsection (a) of this Article VI if he or she furnishes the Corporation with a signed, written undertaking to repay any funds advanced if it is ultimately determined that he or she is not entitled to indemnification or advancement of expenses. The undertaking shall be an unlimited general obligation of its maker and need not be secured and may be accepted by the Corporation without reference to financial ability of its maker to make repayment. Authorizations of payments under this subsection (g) shall be made by the persons specified in subsection (h).
(h)   Any indemnification under subsection (a) of this Article VI shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person requesting indemnification has met the applicable standard of conduct set forth in subsection (a). Such determination shall be made:
(i)   if there are two or more disinterested directors, by the Board of Directors by a majority vote of disinterested directors, a majority of whom shall constitute a quorum, or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;
(ii)   by special legal counsel:
(A)   selected by the Board of Directors or its committee in the manner prescribed in subsection (h)(i) of this Article VI; or
(B)   if there are fewer than two disinterested directors, selected by the Board of Directors, in which selection Directors who do not qualify as disinterested directors may participate; or

(iii)   by the shareholders, but shares owned by or voted under the control of a Director who at the time does not qualify as a disinterested director may not be voted on the determination.
Authorizations of indemnification or payments under subsection (g) of this Article VI shall be made in the same manner as the determination that indemnification is proper, except that if the determination is made by special legal counsel, such authorizations of indemnification or payments under subsection (g) of this Article VI shall be made by those entitled under subsection (h)(ii) to select counsel.
(i)   The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in subsection (a) or (b) of this Article VI.
(j)   The indemnification provided by this Article VI and provided hereafter pursuant to the power conferred by this Article VI on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article VI. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the Directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article VI or applicable laws of the Commonwealth of Virginia. Each provision of this Article VI shall be severable, and an adverse determination as to any such provision of this Article VI shall in no way affect the validity of any other provision of this Article VI.

DIRECTIONS TO THE WESTIN RICHMOND
6631 West Broad Street
Richmond, Virginia 23230
From The East (Richmond Airport, Williamsburg, Virginia Beach)
•
Take I-64 West to I-95 North.

•
Exit 79 to Charlottesville / I-64 W.

•
Exit Broad Street East (Exit 183B).

•
Turn Right at The First Traffic Light to The Hotel Entrance.

From The North (New York, Pennsylvania, Boston)
•
Take I-95 South to I-64 West (Exit 79).

•
Do Not Take the Interstate 295 Bypass.

•
Exit Broad Street East (Exit 183B).

•
Turn Right at the First Traffic Light to the Hotel Entrance.

From The South (North Carolina, South Carolina, Florida)
•
Take I-95 North to I-64 West (Exit 79).

•
Do Not Take the Interstate 295 Bypass.

•
Exit Broad Street East (Exit 183B).

•
Turn Right at the First Traffic Light to the Hotel Entrance.

From The West (West Virginia, Charlottesville)
•
Follow I-64 East.

•
Exit Broad Street East (Exit 183B).

•
Turn Right at the First Traffic Light to the Hotel Entrance.

01 — Frank Russell Ellett 04 — Alan W. Myers 02 — Gregory L. Fisher 05 — Linda V. Schreiner 03 — Patrick J. McCann For Against Abstain For Against Abstain For Against Abstain 1 U P X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 036HIB + + Proposals — The Board of Directors of Atlantic Union Bankshares Corporation (the “Company”) recommends a vote FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5. The proposals are as follows: A 2. To approve an amendment to the Company’s articles of incorporation to eliminate the classified structure of the Board of Directors and provide for the annual election of directors; 3. To approve an amendment to the Company’s articles of incorporation to update the provisions regarding indemnification of directors and officers of the Company; 1. To elect five Class III directors to serve until the 2023 annual meeting of shareholders, or until their mandatory retirement date, whichever is earlier: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 4. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020; 5. To approve, on an advisory (non-binding) basis, the Company’s executive compensation; and 6. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 2020 Annual Meeting Proxy Card For Against Abstain You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/AUB or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/AUB Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 1:00 am, Eastern Time on May 5, 2020 Your vote matters — here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/AUB Annual Meeting of Shareholders to be held May 5, 2020 This Proxy is solicited by the Board of Directors of Atlantic Union Bankshares Corporation. John C. Asbury and Rachael R. Lape, or either of them (each a “Proxy”), with the full power to act alone, the true and lawful attorneys-in-fact of the signing shareholder, each with the power of substitution, are hereby authorized to represent and vote the shares of such shareholder, with all the powers which such shareholder would possess if personally present at the Annual Meeting of Shareholders of Atlantic Union Bankshares Corporation to be held on May 5, 2020 or at any postponements or adjournments thereof. Shares represented by this proxy will be voted as directed by the shareholder on the accompanying proxy. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5. The Proxies, in their discretion, are further authorized to vote upon such other business as may properly come before the 2020 Annual Meeting of Shareholders and any postponements or adjournments thereof. (Items to be voted appear on reverse side) Proxy — Atlantic Union Bankshares Corporation qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q C Non-Voting Items + + Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held May 5, 2020. The materials are available at: www.envisionreports.com/AUB 2020 Annual Meeting Admission Ticket 2020 Annual Meeting of Shareholders of Atlantic Union Bankshares Corporation May 5, 2020, 10:00 am Eastern Time The Westin Richmond 6631 West Broad Street Richmond, Virginia 23230 Upon arrival, please present this admission ticket and photo identification at the registration desk.

01 — Frank Russell Ellett 04 — Alan W. Myers 02 — Gregory L. Fisher 05 — Linda V. Schreiner 03 — Patrick J. McCann For Against Abstain For Against Abstain For Against Abstain 1 U P X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 036HLB + + Proposals — The Board of Directors of Atlantic Union Bankshares Corporation (the “Company”) recommends a vote FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5. The proposals are as follows: A 2. To approve an amendment to the Company’s articles of incorporation to eliminate the classified structure of the Board of Directors and provide for the annual election of directors; 3. To approve an amendment to the Company’s articles of incorporation to update the provisions regarding indemnification of directors and officers of the Company; 1. To elect five Class III directors to serve until the 2023 annual meeting of shareholders, or until their mandatory retirement date, whichever is earlier: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 4. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020; 5. To approve, on an advisory (non-binding) basis, the Company’s executive compensation; and 6. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Annual Meeting ESOP Voting Card For Against Abstain You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/AUB or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/AUB Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 1:00 am, Eastern Time on May 5, 2020 Your vote matters — here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/AUB Annual Meeting of Shareholders to be held May 5, 2020 This Proxy is solicited by the Board of Directors of Atlantic Union Bankshares Corporation. John C. Asbury and Rachael R. Lape, or either of them (each a “Proxy”), with the full power to act alone, the true and lawful attorneys-in-fact of the signing shareholder, each with the power of substitution, are hereby authorized to represent and vote the shares of such shareholder, with all the powers which such shareholder would possess if personally present at the Annual Meeting of Shareholders of Atlantic Union Bankshares Corporation to be held on May 5, 2020 or at any postponements or adjournments thereof. Shares represented by this proxy will be voted as directed by the shareholder on the accompanying proxy. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5. The Proxies, in their discretion, are further authorized to vote upon such other business as may properly come before the 2020 Annual Meeting of Shareholders and any postponements or adjournments thereof. (Items to be voted appear on reverse side) Proxy — Annual Meeting ESOP Voting Card and Vote Authorization qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q C Non-Voting Items + + Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held May 5, 2020. The materials are available at: www.envisionreports.com/AUB 2020 Annual Meeting Admission Ticket 2020 Annual Meeting of Shareholders of Atlantic Union Bankshares Corporation May 5, 2020, 10:00 am Eastern Time The Westin Richmond 6631 West Broad Street Richmond, Virginia 23230 Upon arrival, please present this admission ticket and photo identification at the registration desk.